                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Under Rule 14a-12

                              OVERHILL FARMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                              OVERHILL FARMS, INC.
                             2727 East Vernon Avenue
                            Vernon, California 90058

Dear Stockholders:

         You are cordially invited to attend the 2003 annual meeting of stockholders of Overhill Farms, Inc. that will be held on August 11, 2003 at 9:00 a.m. local time, at our principal executive offices located at 2727 East Vernon Avenue, Vernon, California 90058. All holders of our outstanding common stock and the holder of all of our outstanding Series A Convertible Preferred Stock as of the close of business on June 19, 2003 are entitled to vote at the meeting.

         Enclosed are a copy of the notice of meeting of stockholders, a proxy statement and a proxy card. A current report on our business operations will be presented at the meeting, and stockholders will have an opportunity to ask questions.

         We hope you will be able to attend the meeting. Whether or not you expect to attend, it is important that you complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the meeting.

                                 Sincerely,

                                 /s/ James Rudis

                                 James Rudis,
                                 Chairman, President and Chief Executive Officer

                              OVERHILL FARMS, INC.
                             2727 East Vernon Avenue
                            Vernon, California 90058

                           --------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON AUGUST 11, 2003

         NOTICE IS HEREBY GIVEN that the 2003 annual meeting of stockholders of Overhill Farms, Inc. will be held on August 11, 2003 at 9:00 a.m. local time, at our principal executive offices located at 2727 East Vernon Avenue, Vernon, California 90058, for the following purposes:

         (1)      to elect seven nominees to our board of directors;

         (2) to ratify and approve the adoption of our 2002 Employee Stock Option Plan;

         (3) to ratify and approve the issuance of securities in a financing transaction;

         (4) to ratify and approve an amendment to our amended and restated articles of incorporation that would permit holders of our common stock to take action by written consent without a meeting of stockholders under certain circumstances and would permit holders of our Series A Convertible Preferred Stock to take action by written consent regardless of whether the terms of the Series A Convertible Preferred Stock expressly permit an action by written consent; and

         (5) to transact such other business as may properly come before the meeting or any adjournments and postponements of the meeting.

         Our board of directors has fixed the close of business on June 19, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only holders of our common stock and the holder of our Series A Convertible Preferred Stock at the close of business on the record date are entitled to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at our executive offices. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee should bring with them a proxy or letter from that firm confirming their ownership of shares.

         Holders of a majority of the shares entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum. Directors will be elected by a plurality of the votes cast. Each of the other proposals to be voted upon at the meeting will be deemed approved by our stockholders if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal.

         Accompanying this notice are a proxy card and a proxy statement. PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. As described in the proxy statement, the proxy may be revoked at any time prior to its exercise at the meeting.

                                            By Order of the Board of Directors,

                                            /s/ Richard A. Horvath

                                            Richard A. Horvath, Secretary
Vernon, California
July 21, 2003

                             YOUR VOTE IS IMPORTANT

         YOU ARE CORDIALLY INVITED TO ATTEND THE 2003 ANNUAL MEETING OF STOCKHOLDERS. HOWEVER, EVEN IF YOU DO PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. RETURNING A SIGNED PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING, IF YOU SO DESIRE, BUT WILL HELP US TO SECURE A QUORUM AND REDUCE THE EXPENSE OF ADDITIONAL PROXY SOLICITATION.

                                TABLE OF CONTENTS

                                                                            PAGE

Introduction...................................................................1

Proposal 1 - Election of Directors.............................................3

Proposal 2 - Ratification and Approval of Adoption of 2002 Employee Stock
             Option Plan......................................................21

Proposal 3 - Approval of the Issuance of Securities in Financing
             Transaction......................................................25

Proposal 4 - Approval of Amendment of Amended and Restated Articles of
             Incorporation....................................................27

Stockholder Proposals.........................................................29

Available Information.........................................................29

Annual and Quarterly Reports..................................................30

Other Matters.................................................................30

Exhibit A - Audit Committee Charter..........................................A-1

Exhibit B - 2002 Employee Stock Option Plan..................................B-1

                              OVERHILL FARMS, INC.
                             2727 East Vernon Avenue
                            Vernon, California 90058

                             -----------------------

                                 PROXY STATEMENT

                       2003 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON AUGUST 11, 2003

                             -----------------------

                                  INTRODUCTION

DATE, TIME, PLACE, PURPOSE

         This proxy statement is being furnished to holders of common stock and Series A Convertible Preferred Stock of Overhill Farms, Inc., a Nevada corporation, in connection with the solicitation of proxies by our board of directors for use at the 2003 annual meeting of our stockholders, or at any adjournments and postponements of that meeting. This proxy statement and accompanying form of proxy card are first being sent or given to our stockholders on or about July 25, 2003.

         Our 2003 annual meeting of stockholders will be held on August 11, 2003 at 9:00 a.m. local time, at our principal executive offices located at 2727 East Vernon Avenue, Vernon, California 90058. At the annual meeting, you will be asked to consider and vote upon the proposals described in this proxy statement and the accompanying notice of meeting and such other matters as may properly come before the meeting.

VOTING RIGHTS AND VOTES REQUIRED FOR APPROVAL

         We have two classes of capital stock outstanding, common stock and Series A Convertible Preferred Stock. Only holders of record of our common stock and the holder of record of all of our Series A Convertible Preferred Stock at the close of business on June 19, 2003, which date has been set as the record date, are entitled to notice of and to vote at the meeting.

         As of the close of business on the record date, there were 12,338,797 shares of our common stock outstanding and entitled to vote at the meeting, held of record by 185 stockholders, and 23.57 shares of our Series A Convertible Preferred Stock outstanding and entitled to vote at the meeting, held of record by one stockholder.

         Each holder of record of our common stock on the record date is entitled to cast one vote per share on each proposal. The holder of record of our Series A Convertible Preferred Stock on the record date is entitled to cast 12,010 votes per share on each proposal. The holders of record of our common stock and the holder of record of our Series A Convertible Preferred Stock will vote together as a single class on each of the proposals.

         Directors will be elected by a plurality of the votes cast. Each of the other proposals to be voted upon at the meeting will be deemed approved by our stockholders if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal.

SOLICITATION OF PROXIES

         The proxy card accompanying this proxy statement is solicited on behalf of our board of directors for use at the meeting. Stockholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the accompanying envelope or otherwise mail it to us. All proxies that are properly executed and returned, and that are not revoked, will be voted at the meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, "FOR" each of the proposals described on the proxy card.

         A stockholder who has given a proxy may revoke it at any time before it is exercised at the meeting, by:

         o delivering to our secretary (by any means, including facsimile), a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

         o signing and delivering to our secretary (by any means, including facsimile) a proxy relating to the same shares and bearing a later date prior to the vote at the meeting; or

         o attending the meeting and voting in person (although attendance at the meeting will not, by itself, revoke a proxy).

         Our board of directors does not presently intend to bring any business before the meeting of our stockholders other than the proposals referred to in this proxy statement and specified in the notice of meeting. So far as is known to our board of directors, no other matters are to be brought before the meeting. As to any business that may properly come before the meeting, however, it is intended that shares represented by proxies held by management will be voted in accordance with the judgment of the persons voting the shares.

         We contemplate that the solicitation of proxies will be made primarily by mail. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of shares of our common stock and will reimburse them for their expenses in so doing. We will provide a proxy card and proxy material to the holder of our Series A Convertible Preferred Stock. We have no present plans to hire special employees or paid solicitors to assist us in obtaining proxies, but we reserve the right to do so if we believe it is necessary to secure a quorum.

QUORUM AND TABULATION OF VOTES

         The required quorum for the transaction of business at the annual meeting is a majority of the shares of our stock issued and outstanding and entitled to vote at the meeting. Votes cast at the meeting will be tabulated by the person or persons appointed by us to act as inspectors of election for the meeting.

         Shares of our common stock and shares of Series A Convertible Preferred Stock represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), as well as abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present at the meeting. "Broker non-votes" are shares of voting stock held in record name by brokers and nominees concerning which: (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter. Abstentions and broker non-votes will be treated as unvoted for purposes of determining approval of any proposal and will not be counted as votes for or against any proposal.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

         Our board of directors recommends that our stockholders vote "FOR" each of the proposals described in this proxy statement and the accompanying notice of meeting.

         THE PROPOSALS TO BE VOTED UPON AT THE MEETING ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT. YOU ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT IN ITS ENTIRETY.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         Our bylaws provide that our board of directors shall consist of not less than three nor more than ten directors, with the exact number of directors that constitute our board of directors to be set exclusively by a resolution of our board of directors. The number of directors on our board of directors currently is set at seven, and there is one vacancy on our board of directors.

         Our board of directors proposes that our stockholders re-elect the six current members of our board of directors, James Rudis, Richard A. Horvath, William E. Shatley, Harold Estes, Geoffrey A. Gerard and John E. McConnaughy, Jr., and that our stockholders also elect John L. Steinbrun, our chief financial officer, to fill the vacancy on our board of directors. Biographical information on the nominees to our board of directors is set forth below under the heading "Directors and Executive Officers."

         Levine Leichtman Capital Partners II, L.P ("LLCP"), an investment fund that is our largest stockholder, the holder of our secured senior subordinated debt as described in this proxy statement and an affiliate of the holder of our senior debt as described in this proxy statement, has the right to designate a nominee to our board of directors, and Mr. Rudis has agreed to vote his shares of our common stock in favor of the election of that nominee. However, LLCP does not have a nominee currently serving on our board and has not designated a nominee for election at our 2003 annual stockholders' meeting.

         Proxies held by management will be voted in favor of the election of these seven nominees unless the stockholder giving a proxy indicates that the proxy shall not be voted for any or all of them. If for any reason any of the seven nominees should, prior to the annual meeting, become unavailable for election as a director, an event not now anticipated, the proxies held by management may be voted for a substitute nominee, if any, as recommended by management. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is information regarding our executive officers, directors and director nominees as of July 21, 2003:

                                                       Present
                                                    Positions Held                         Director
         Name                       Age             In Our Company                           Since
         ----                       ---             --------------                           -----

James Rudis                          53     Chairman of the Board, President, Chief
                                            Executive Officer, Director and Director Nominee  1995

Richard A. Horvath                   56     Senior Vice President, Secretary, Director and
                                            Director Nominee                                  1999

William E. Shatley                   56     Senior Vice President, Treasurer, Director and
                                            Director Nominee                                  1998

John L. Steinbrun                    39     Senior Vice President, Chief Financial Officer
                                            and Director Nominee                                --

Harold Estes (1) (2)                 63     Director and Director Nominee                     2002

Geoffrey A. Gerard (1) (2)           58     Director and Director Nominee                     2002

John E. McConnaughy, Jr. (1) (2)     74     Director and Director Nominee                     2002

----------
     (1) Member of audit committee.
     (2) Member of compensation committee.

         JAMES RUDIS was elected to our board of directors in April 1995 and has served as our president since June 1997. He has served as a director of TreeCon Resources, Inc., our former parent company, since December 1992, and held various executive officer positions, including the positions of chairman, chief executive officer, president and executive vice president, at TreeCon Resources at varying times throughout the period from March 1994 through October 2002. Mr. Rudis intends to remain chairman, president and chief executive officer of TreeCon Resources until TreeCon Resources files its Form 10-K for its 2002 fiscal year and plans to remain a director of TreeCon Resources for a period of no greater than one year after the spin-off (which is described below) to facilitate the transition of TreeCon Resources and Overhill Farms, Inc. into two separate companies. Prior to his employment with us and with TreeCon Resources, Mr. Rudis was president of Quorum Corporation, a private consulting firm involved in acquisitions and market development. From 1970 until 1984, he held various executive positions in CIT Financial Corporation, including vice president and regional manager of that company's Commercial Finance Division.

         RICHARD A. HORVATH was elected to our board of directors in November 1999 and has served as our senior vice president and secretary since November 1997. Mr. Horvath also served as our chief financial officer from November 1997 through March 2003. Mr. Horvath has been in the food industry for almost 30 years. Prior to his employment at Overhill Farms, Mr. Horvath served as the chief financial officer of Martino's. During the period of 1973 to 1996, he held various positions with the Carnation Company, Star Kist Foods, and Mission Foods.

         WILLIAM E. SHATLEY was elected to our board of directors and was named as our senior vice president and treasurer in February 1998. Mr. Shatley served as senior vice president of TreeCon Resources from March 1994 until October 2002 and as a director of TreeCon Resources from February 1998 until October 2002. He joined TreeCon Resources in an executive capacity in October 1993, having previously served on an advisory basis since the relocation of its corporate offices to Texas in 1992. Mr. Shatley, a certified public accountant since 1970, previously conducted his own consulting and accounting practice from 1982 to 1993, after having served as vice president and chief financial officer of Datotek, Inc. from 1977 to 1982 and in an executive capacity with Arthur Andersen from 1968 to 1977.

         JOHN L. STEINBRUN became our senior vice president and chief financial officer in April 2003. Mr. Steinbrun has been president of The Steinbrun Group, a business and financial consulting firm, since April 2000. He served as chief financial officer and chief operating officer of Metropolitan Provisions LLC, a foodservice distribution company, from November 2000 to June 2001. From September 1996 to March 2000, Mr. Steinbrun was chief financial officer and vice president of operations of Ancra International LLC, an aerospace and transportation equipment manufacturer. From February 1992 to August 1996, he was director of finance and operations for Davis Wire Corporation, a manufacturer of steel wire and wire products. Mr. Steinbrun, a certified public accountant, served as a senior accountant with Touche Ross and Co. from 1985 to 1988. He holds a B.S. in Accounting from Loyola Marymount University and an M.B.A. in Finance from The University of Chicago.

         HAROLD ESTES was appointed to our board of directors in October 2002. He served as a director of TreeCon Resources from February 1996 to April 1997. Mr. Estes is the president of Texas Timberjack, Inc., a wholly-owned subsidiary of TreeCon Resources. Texas Timberjack, Inc. is a distributor of industrial and commercial timber and logging equipment and is also engaged in certain related timber and sawmill operations. Mr. Estes has been president of Texas Timberjack, Inc. since 1984, when he acquired Texas Timberjack, Inc. from Eaton Corporation. Mr. Estes previously served as a director of Newton Bancshares, Inc., the parent of First National Bank of Newton (Texas) for approximately 10 years, until the sale of the bank in October 2001.

         GEOFFREY A. GERARD was elected to our board of directors in February 2002. Mr. Gerard served as secretary and general counsel of Equivest, Inc. from 1975 to 1977. Mr. Gerard then served as secretary and general counsel for two privately held oil and gas exploration companies until 1978. Mr. Gerard has been in the private practice of law in Dallas County, Texas since 1978, specializing in business transactions. Mr. Gerard received his B.S. in Business-Finance and his J.D. from Indiana University.

         JOHN E. MCCONNAUGHY, JR. was appointed to our board of directors in October 2002. Mr. McConnaughy has served as chairman and chief executive officer of JEMC Corporation, a personal holding company, since he founded it in 1985. His career includes positions of management with Westinghouse Electric and the Singer Company, as well as service as a director of numerous public and private companies. In addition, he previously served as chairman and chief executive officer of Peabody International Corp. and as chairman and chief executive officer of GEO International Corp. He retired from Peabody in February 1986 and from GEO in October 1992. Mr. McConnaughy served as chairman of Excellence Group, LLC, which filed a petition for bankruptcy under Chapter 11 in January 1999, and currently serves on the boards of four other public companies: Varsity Brands Inc., Wave Systems Corp., Fortune Natural Resources Corp. and Consumer Portfolio Services Inc. He also serves as chairman of the board of trustees of the Strang Cancer Prevention Center and as chairman emeritus of the board for the Harlem School of the Arts. Mr. McConnaughy holds a B.A. of Economics from Denison University, and an M.B.A. in Marketing and Finance from Harvard's Graduate School of Business Administration.

TERM OF OFFICE AND FAMILY RELATIONSHIPS

         Our directors are elected at each annual stockholders' meeting or at such other times as reasonably determined by our board of directors. Each of our directors is to hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Each of our executive officers serves at the discretion of our board of directors. There are no family relationships among our executive officers, directors and director nominees.

BOARD OF DIRECTORS AND COMMITTEES

         During the fiscal year ended September 30, 2002, our board of directors held one meeting and took action by unanimous written consent on seven occasions. During fiscal year 2002, no incumbent director attended fewer than 75% of the aggregate of: (1) the total number of meetings of the board of directors (held during the period for which he has been a director); and (2) the total number of meetings held by all committees of the board on which he served (during the periods that he served).

         Our board of directors has standing audit and compensation committees, but does not have a nominating committee. In practice, our entire board of directors performs the functions of a nominating committee. As described below under the heading "Stockholder Proposals," our bylaws provide that stockholders may also nominate persons for election to our board of directors. Also, as discussed above, LLCP has the right to designate a nominee to our board of directors, and Mr. Rudis has agreed to vote his shares of our common stock in favor of the election of that nominee. However, LLCP has chosen not to designate a nominee for election at our 2003 annual stockholders' meeting.

         Effective as of October 29, 2002, the date of the spin-off, we formed the audit committee to be composed of three non-employee directors. The audit committee initially was composed of Messrs. Gerard and McConnaughy and then-director Mr. Robert W. Schleizer. Since April 2003, the audit committee has been composed of Messrs. Gerard, McConnaughy and Estes, with Mr. McConnaughy serving as the committee chairman. Because the audit committee was formed during our current fiscal year, no audit committee meetings were held during our last fiscal year.

         Messrs. Gerard and McConnaughy are "independent" as defined in Section 121(A) of the listing standards of the American Stock Exchange ("AMEX"). Mr. Estes is the president of Texas Timberjack, Inc., a wholly-owned subsidiary of our former parent, TreeCon Resources, and therefore is not considered independent under Section 121(A) of the AMEX listing standards. However, Mr. Estes is not a current employee or immediate family member of a current employee of our company, and our board of directors has determined that Mr. Estes' membership on the audit committee is in the best interests of our company and stockholders because of Mr. Estes' background and business experience and his familiarity with our company, and because it is desirable to have three, rather than two, members on our audit committee.

         The audit committee operates pursuant to a charter approved by our board of directors, according to the rules and regulations of the Securities and Exchange Commission ("Commission") and AMEX. A copy of the charter is attached as Exhibit A to this proxy statement. The committee's principal functions are to monitor our financial reporting process and internal control system, review and appraise the audit efforts of our independent auditors, and provide an avenue of communication among our independent accountants, financial and senior management and our board of directors.

         Effective as of October 29, 2002, we formed the compensation committee to be composed entirely of disinterested non-employee directors. The compensation committee initially was composed of Messrs. Gerard and McConnaughy and then-director Mr. Schleizer. Since April 2003, the compensation committee has been composed of Messrs. Gerard, McConnaughy and Estes, with Mr. McConnaughy serving as the committee chairman. The compensation committee's primary functions are to administer our employee stock option plans, approve grants of stock options and approve compensation for executive officers. Because the compensation committee was formed during our current fiscal year, no compensation committee meetings were held during our last fiscal year.

DIRECTORS' COMPENSATION

         Prior to October 2002, directors received no cash compensation for serving on our board of directors or any committee, although directors were and continue to be reimbursed for expenses incurred in attending board of directors and committee meetings. Effective October 2002, non-employee directors are entitled to $2,500 per month in consideration for their service on our board of directors. We may also periodically award options to our directors under our existing stock option plan or otherwise. As described in the discussion of proposal 2, to date during fiscal year 2003, we have granted options to purchase an aggregate of 672,000 shares of our common stock to our directors and executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the regulations thereunder require the directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities ("reporting persons") to file with the Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities, and to furnish us with copies of all reports that they file. However, Section 16(a) became applicable to us and our reporting persons subsequent to our fiscal year ended September 30, 2002.

PERFORMANCE GRAPH

         Because our common stock was not publicly traded during any of our last five fiscal years, a performance graph would not be meaningful and therefore has not been included in this proxy statement.

EXECUTIVE COMPENSATION

         The following table sets forth for fiscal years 2002, 2001 and 2000 compensation awarded or paid to Mr. Rudis, our chairman, chief executive officer and president, and Mr. Shatley, our senior vice president and treasurer, for services rendered to TreeCon Resources, our former parent, and its subsidiaries, including Overhill Farms, Inc. Messrs. Rudis and Shatley are the only individuals who served as executive officers of TreeCon Resources for the fiscal year ended September 30, 2002 who also serve as Overhill Farms, Inc. executive officers.

         The following table also sets forth for fiscal years 2002, 2001 and 2000 compensation awarded to Mr. Richard A. Horvath, our senior vice president, secretary and former chief financial officer, for services rendered to Overhill Farms, Inc. The compensation described in this table for Messrs. Rudis and Shatley was paid by TreeCon Resources or Overhill Farms. Messrs. Rudis, Shatley and Horvath are also referred to in this section as "named executive officers." Other than as indicated in the table below, none of our executive officers received salary plus bonus in excess of $100,000 for fiscal year 2002.

                                          SUMMARY COMPENSATION TABLE
                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                   ANNUAL COMPENSATION                  AWARDS
                                                   -------------------                  ------
                                                                      OTHER           SECURITIES
       NAME AND                                                       ANNUAL           UNDERLYING      ALL OTHER
 PRINCIPAL POSITIONS          YEAR        SALARY         BONUS     COMPENSATION (1)     OPTIONS       COMPENSATION
 -------------------          ----        ------         -----     ------------         -------       ------------
James Rudis,                  2002       $239,600 (2)       --            --                 --           --
  Chief Executive Officer     2001       $239,600 (2)     $40,000         --                 --           --
  and President               2000       $235,369 (2)     $25,000         --                 --           --

William E. Shatley,           2002       $175,200 (3)       --            --                 --           --
  Senior Vice President       2001       $175,200 (3)     $15,000         --                 --           --
  and Treasurer               2000       $172,200 (3)     $15,000         --                 --           --

Richard A. Horvath,           2002       $147,200 (3)       --            --                 --           --
  Senior Vice President,      2001       $147,200 (3)     $20,000         --                 --           --
  Secretary and Former        2000       $147,200 (3)     $15,000         --                 --           --
  Chief Financial Officer
  (4)
------------

     (1) The named executive officers each received certain perquisites and other personal benefits from TreeCon Resources, Inc. or Overhill Farms, Inc. during fiscal years 2002, 2001 and 2000. These perquisites and other personal benefits did not, however, equal or exceed the lesser of $50,000 or 10% of a named executive officer's salary and bonus during fiscal years 2002, 2001 or 2000.

     (2)  Includes $800 monthly automobile allowance.

     (3)  Includes $600 monthly automobile allowance.

     (4) Mr. Horvath served as our Chief Financial Officer throughout fiscal year 2002 and until March 31, 2003.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         We are a party to employment agreements with James Rudis, our president, William E. Shatley, our senior vice president and treasurer, Richard
A. Horvath, our senior vice president and secretary, and John L. Steinbrun, our senior vice president and chief financial officer. We do not maintain employment agreements with any of our other personnel.

     JAMES RUDIS AND WILLIAM E. SHATLEY EMPLOYMENT AGREEMENTS

         Mr. Rudis' and Mr. Shatley's current employment agreements each have an initial term of five years, commencing November 1, 1999, automatically renewing from year to year thereafter unless terminated by either party. These agreements provide that we will review their compensation annually and may increase it in a percentage not less than that of the annual increase in the cost of living. Each employment agreement contains a covenant by the executive not to compete with us during the term of his employment and for a period of one year thereafter. We have agreed to make available at our expense for each of the executives a $1 million life insurance policy payable to a beneficiary of his choice and to pay to each of the executives up to $800 per month for an automobile lease and to reimburse each of them for all operating expenses relating to the leased automobile.

         These employment agreements also provide that if the executive is terminated by reason of his death or disability, he or his estate is entitled to receive:

         o his base salary through date of termination, which is the last day of the month in which his death occurs or the earlier of the date that is six months after he becomes disabled;

         o all bonuses earned through the date of termination, paid in accordance with the terms of the bonus plan pursuant to which the bonus was earned;

         o        accrued but unused vacation and sick leave pay;

         o reimbursement for reasonable and necessary business expenses incurred before termination;

         o all rights to which he is granted under our life insurance policy; and

         o all amounts to which he is entitled under any profit sharing plan of our company.

         If the executive voluntarily resigns prior to the end of the term, he is entitled to receive all amounts that he would receive if he was terminated as a result of death or disability, and accrued but unused personal business days paid at a per diem rate equivalent to the executive's then current salary, provided, however, that he will not be entitled to receive any bonus payments.

         If the executive is terminated for cause, he is entitled to receive all amounts that he would receive if he was terminated as a result of death or disability, except that he is not entitled to receive any reimbursement of business expenses. If he is terminated other than for cause, he is entitled to receive:

         o in a lump sum, the remainder of his salary for the remainder of the term of the agreement;

         o any bonus earned through the date of termination, paid in accordance with the terms of the bonus plan pursuant to which any bonus may have been earned;

         o        accrued but unused vacation and sick leave pay;

         o reimbursement for reasonable and necessary business expenses incurred prior to termination;

         o all rights to which he is granted under our life insurance policy;

         o all amounts to which he is entitled under any profit sharing plan of our company; and

         o monthly payments for one year equal to the monthly premium required to maintain his life and health insurance benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 under our group insurance plan.

         If he is terminated other than for cause, he is also entitled to have all indebtedness by him to us forgiven and to use the car provided to him in his employment agreement for one year following the date of termination.

         Effective as of May 1, 2003, we restructured the payment of Mr. Shatley's salary. Pursuant to the terms of his employment agreement, he was then entitled to a monthly salary of $15,000. We agreed with Mr. Shatley that his salary will be paid at the monthly rate of $7,500 through the term of his employment agreement, which expires on October 31, 2004, and the remaining balance of the $15,000 monthly salary will be paid in four quarterly installments, the first of which will be payable upon the expiration of the employment agreement. If we reach satisfactory terms for continued employment, any offer by us of continued employment will take into consideration this deferment.

     RICHARD A. HORVATH EMPLOYMENT AGREEMENT

         Mr. Horvath's employment agreement has an initial term of three years, commencing November 1, 1999, automatically renewing from year to year thereafter unless terminated by either party to the agreement. Compensation is set in his agreement, subject to our review on an annual basis. He is entitled to an automobile allowance consistent with our usual practices.

         His agreement contains a covenant by him not to compete with us during the term of his employment and for a period of one year thereafter. His employment agreement also provides that if he is terminated by reason of his death or disability, he or his estate is entitled to receive:

         o        his base salary through the date of termination;

         o all bonuses earned through the date of termination, paid in accordance with the terms of the bonus plan pursuant to which the bonus was earned;

         o        accrued but unused vacation and sick leave pay;

         o reimbursement for reasonable and necessary business expenses incurred before termination; and

         o all amounts to which he is entitled under any profit sharing plan of our company.

         If Mr. Horvath voluntarily resigns prior to the end of the term, he is entitled to receive all amounts that he would receive if he was terminated as a result of death or disability, and accrued but unused personal business days, provided, however, that he will not be entitled to receive any bonus payments.

         If Mr. Horvath is terminated for cause, he is entitled to receive all amounts that he would receive if he was terminated as a result of death or disability, provided, however, that he will not be entitled to receive any bonus payments or any reimbursement of expenses. If he is terminated other than for cause, he is entitled to receive:

         o in a lump sum, an amount equal to the greater of the remainder of his salary for the current year or $200,000;

         o any bonus earned through the date of termination, paid in accordance with the terms of the bonus plan pursuant to which any bonus may have been earned;

         o        accrued but unused vacation and sick leave pay;

         o reimbursement for reasonable and necessary business expenses incurred prior to termination;

         o all amounts to which he is entitled under any profit sharing plan of our company; and

         o monthly payments for one year equal to the monthly premium required to maintain his life and health insurance benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 under our group insurance plan.

         Effective as of May 1, 2003, we restructured the payment of Mr. Horvath's salary. Pursuant to the terms of his employment agreement, he was then entitled to a monthly salary of $11,667. We agreed with Mr. Horvath that his salary will be paid at the monthly rate of $9,167 through the term of his employment agreement, which expires on October 31, 2003, and the remaining balance of the $11,667 monthly salary will be paid in a lump sum upon the expiration of the employment agreement. If we reach satisfactory terms for continued employment, any offer by us of continued employment will take into consideration this deferment.

     JOHN L. STEINBRUN EMPLOYMENT AGREEMENT

         Mr. Steinbrun's employment agreement provides for a term of one year, commencing April 1, 2003, a total salary of $225,000 and a discretionary bonus based on performance, as determined by our board of directors. Mr. Steinbrun received an immediately vested and exercisable five-year option to purchase up to 50,000 shares of common stock at an exercise price of $0.70 per share under our 2002 Employee Stock Option Plan. We may elect to terminate Mr. Steinbrun's employment without cause prior to the expiration of the one-year term on ten days' prior written notice, provided that we pay to Mr. Steinbrun upon termination the entire balance of the salary that he otherwise would have earned during the one-year period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Effective as of October 29, 2002, we established a compensation committee that was composed of Messrs. Gerard and McConnaughy and then-director Mr. Schleizer, who resigned in March 2003. Since April 2003, our compensation committee has been composed of Messrs. Gerard, McConnaughy and Estes.

         No member of the compensation committee is an officer or employee of our company or our subsidiary or has had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K under the Securities Act of 1933, as amended ("Securities Act"). None of our executive officers serves as a member of a compensation committee of another corporation (or other board committee of such company performing similar functions or, in the absence of any such committee, the entire board of directors of such corporation), one of whose executive officers serves on our compensation committee. None of our executive officers serves as a director of another corporation, one of whose executive officers served on our compensation committee. None of our executive officers serves as a member of a compensation committee of another corporation (or other board committee of such corporation performing similar functions or, in the absence of any such committee, the entire board of directors), one of whose executive officers serves as one of our directors.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         As discussed above, our compensation committee was formed effective as of October 29, 2002, the date of the spin-off. Because we were not a reporting company during fiscal year 2002, the compensation committee of our board of directors is not required to submit a report with respect to the executive compensation policies established by the compensation committee and compensation paid or awarded to executive officers for fiscal year 2002. However, the compensation committee desires to provide the following information regarding its functions and policies.

         The compensation committee establishes the compensation level for our company's chief executive officer and other executive officers, including the named executive officers, based upon its discretion, taking into account factors it deems appropriate, such as competitive factors, attainment of our established financial performance criteria, long term financial and strategic goals and the implementation of key strategic programs and products.

         The compensation committee believes that the compensation programs for our executive officers should reflect our performance and the value created for our stockholders. In addition, the compensation programs should support our short-term and long-term strategic goals and values and should reward individual contributions to our success. We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executives through the competitive compensation packages we offer to these individuals.

         The compensation committee's policy is to provide our executive officers with compensation opportunities that are based upon our financial performance and the executive officers' contribution to that performance. In light of the competitiveness to retain qualified executive officers, the compensation committee also takes into consideration whether the compensation offered to our executive officers is competitive enough to attract and retain highly skilled individuals.

         The compensation committee also offers alternative sources of compensation, such as incentive stock options, to the executive officers. Options provide executive officers with the opportunity to buy and maintain an equity interest in our company and to share in the appreciation of the value of our common stock. In addition, if a participant were to leave prior to the vesting of these options, the unvested options would be forfeited. This makes it more difficult for competitors to recruit key employees away from us. The compensation committee believes that option grants afford a desirable long-term compensation method because they closely ally the interests of management and other employees of our company with stockholder value and motivate our officers to improve our long-term stock market performance.

         Our policy is not to disclose target levels with respect to specific quantitative or qualitative performance-related factors or factors considered to involve confidential business information, because their disclosure would have an adverse effect on our company.

                                             COMPENSATION COMMITTEE:

                                             John E. McConnaughy, Jr., Chairman
                                             Geoffrey A. Gerard
                                             Harold Estes

BOARD AUDIT COMMITTEE REPORT

         The audit committee of our board of directors reviewed and discussed with the independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and reviewed and discussed our audited financial statements, both with and without management present. In addition, the audit committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and us that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

         Based upon the audit committee's review and discussions with management and the independent auditors, the audit committee recommended to our board of directors that our audited financial statements be included in our annual report on Form 10-K for fiscal year 2002, for filing with the Commission.

                                             AUDIT COMMITTEE:

                                             John E. McConnaughy, Jr., Chairman
                                             Geoffrey A. Gerard
                                             Harold Estes

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of June 19, 2003, the record date, a total of 12,338,797 shares of our common stock and 23.57 shares of our Series A Convertible Preferred Stock (currently convertible into 283,076 shares of our common stock) were outstanding. The following table sets forth certain information as of that date regarding the beneficial ownership of our voting stock by:

         o        each of our directors and director nominees;

         o each of our executive officers named in the summary compensation table;

         o all of our directors, director nominees and executive officers as a group; and

         o each person known by us to beneficially own more than 5% of the outstanding shares of any class of our voting stock as of the date of the table.

         Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Commission, and generally includes voting or investment power with respect to securities. Except as indicated below, we believe each holder possesses sole voting and investment power with respect to all of the shares of voting stock owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock subject to options or warrants or underlying convertible notes or convertible preferred stock held by that holder that are currently exercisable or convertible or are exercisable or convertible within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group.

         The inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership. Except as indicated below, the address for each named beneficial owner is the same as ours.

                                                                  BENEFICIAL OWNERSHIP OF VOTING STOCK
                                                                  ------------------------------------

                                                                                     NUMBER        PERCENTAGE OF
NAME OF BENEFICIAL OWNER                                   TITLE OF CLASS           OF SHARES           CLASS
------------------------                                   --------------           ---------           -----
Levine Leichtman Capital Partners II, L.P.............Common                        3,221,263 (1)        25.5%
                                                      Series A Convertible
                                                      Preferred                         23.57           100.0%
Harold Estes..........................................Common                        2,184,150 (2)        17.6%
John E. McConnaughy, Jr...............................Common                          660,300 (3)         5.3%
James Rudis...........................................Common                          578,950 (4)         4.6%
William E. Shatley....................................Common                          352,350 (5)         2.8%
John L. Steinbrun.....................................Common                           90,600 (6)         *
Geoffrey A. Gerard....................................Common                           52,000 (7)         *
Richard A. Horvath....................................Common                           25,750 (8)         *
 All directors, director nominees and executive
   officers as a group (7 persons)....................Common                        3,944,100 (9)        30.3%

     ---------

     *   Less than 1.0%.

     (1) Includes 200 shares of common stock underlying two warrants and 283,076 shares of common stock underlying 23.57 shares of Series A Convertible Preferred Stock. Excludes 2,466,759 shares that will be issued if proposal 3 is ratified and approved at our 2003 annual stockholders' meeting. If those 2,466,759 shares were outstanding as of the date of the table, LLCP would beneficially own 37.7% of our outstanding common stock. LLCP California Equity Partners II, L.P., a California limited partnership ("LLCP California"), is the sole general partner of LLCP. Levine Leichtman Capital Partners, Inc., a California corporation ("LLCP Inc."), is the sole general partner of LLCP California. Arthur E. Levine is a director, the president and a shareholder of LLCP Inc. Lauren B. Leichtman is a director, the chief executive officer and a shareholder of LLCP Inc. The address of each of LLCP, LLCP California, LLCP Inc., Mr. Levine and Ms. Leichtman is c/o Levine Leichtman Capital Partners II, L.P., 335 North Maple Drive, Suite 240, Beverly Hills, California 90210.

     (2) Mr. Estes' address is Highway 59 South, Route 15, Box 9475, Lufkin, Texas 75901. Includes 50,000 shares underlying options.

     (3) Mr. McConnaughy's address is 3 Parklands Drive, Darien, Connecticut 06820. Includes 50,000 shares underlying options.

     (4)  Includes 300,000 shares of common stock underlying options.

     (5) Includes 150,000 shares of common stock underlying options and 79,100 shares of common stock that Mr. Shatley may be deemed to beneficially own as a general partner in a family limited partnership.

     (6)  Includes 50,000 shares of common stock underlying options.

     (7)  Represents shares underlying options.

     (8)  Includes 20,000 shares of common stock underlying options.

     (9) Includes 672,000 shares of common stock underlying options and 79,100 shares of common stock that Mr. Shatley may be deemed to beneficially own as a general partner in a family limited partnership.

SPIN-OFF, CHANGE IN CONTROL AND STOCK SPLIT

         On October 29, 2002, TreeCon Resources (formerly Overhill Corporation) accomplished a spin-off by distributing, in the form of a dividend, 100% of its ownership of our common stock, representing 99% of our then issued and outstanding shares of common stock, to TreeCon Resources stockholders of record as of September 30, 2002. At the time of the spin-off, the remaining 1% of our outstanding shares of common stock was held by Durham Capital Corporation, a consulting firm that was not affiliated with us. TreeCon Resources stockholders each received one share of Overhill Farms, Inc. common stock for every two shares of TreeCon Resources common stock they owned as of the date of record. Any TreeCon Resources stockholder entitled to a fractional share under this formula received cash, which was immaterial.

         After a strategic review initiated in fiscal year 2001, TreeCon Resources concluded that its food group, comprised of our company, would be able to grow faster and more effectively as a separate company by being better able to focus on our own strategic priorities and having more efficient access to the financial markets than we could as part of TreeCon Resources. The spin-off was also intended to enable both companies to attract and retain key employees and to reward them with compensation plans directly tied to the success of each business.

         To facilitate the spin-off, in October 2002 our board of directors authorized a stock split of 12,010-shares-for-1, which increased our outstanding common shares, based upon outstanding common shares as of September 29, 2002, to approximately 9.4 million shares. Shares issuable pursuant to the exercise of outstanding warrants and conversion of our Series A Convertible Preferred Stock were proportionately increased. Share and per share data for all periods presented in this proxy statement have been adjusted to reflect the 12,010-shares-for-1 stock split. Our common stock has been traded on AMEX since the spin-off under the symbol "OFI."

EQUITY COMPENSATION PLAN INFORMATION

         The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of September 29, 2002.

                                                                                              NUMBER OF SECURITIES
                                                                                             REMAINING AVAILABLE FOR
                                       NUMBER OF SECURITIES TO       WEIGHTED-AVERAGE         FUTURE ISSUANCE UNDER
                                       BE ISSUED UPON EXERCISE        EXERCISE PRICE           EQUITY COMPENSATION
                                           OF OUTSTANDING         OF OUTSTANDING OPTIONS,       PLANS (EXCLUDING
                                          OPTIONS, WARRANTS              WARRANTS             SECURITIES REFLECTED
     PLAN CATEGORY                           AND RIGHTS                 AND RIGHTS               IN COLUMN (A))
     -------------                           ----------                 ----------               --------------
                                                 (a)                        (b)                        (c)
Equity compensation plans approved
  by security holders                             --                        --                       800,000 (1)

Equity compensation plans not
  approved by security holders                    --                        --                           --

     Total                                        --                        --                       800,000


------------

     (1) Represents shares of common stock authorized for issuance under our 2002 Employee Stock Option Plan, which plan was adopted by our board of directors and then sole stockholder on September 25, 2002, to be effective as of October 29, 2002. No options were outstanding under that plan during our 2002 fiscal year. During our current fiscal year, we granted options to purchase up to 672,000 shares of our common stock under our 2002 Employee Stock Option Plan. Our 2002 Employee Stock Option Plan provides that if, at any time while that plan is in effect or unexercised options granted under that plan are outstanding, there is an increase or decrease in the number of issued and outstanding shares of common stock of our company through the declaration of a stock dividend or through a recapitalization that results in a stock split, combination or exchange of shares, then appropriate adjustment shall be made in the maximum number of shares authorized for issuance under that plan so that the same proportion of our issued and outstanding shares of common stock will continue to be subject to being optioned under that plan, and appropriate adjustment will be made in the number of shares and the exercise price per share then subject to outstanding options so that the same proportion of our issued and outstanding shares will remain subject to purchase at the same aggregate exercise price.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         TreeCon Resources, in prior years, charged us management fees for various expenses related to the oversight of our business. Management fees were $0 in 2002 and 2001, and were $350,000 in 2000.

         In September 2001, Mr. Rudis exercised options to purchase 276,500 shares of TreeCon Resources common stock, and Mr. Shatley exercised options to purchase 246,500 shares of TreeCon Resources common stock, each of which were granted under individual option agreements in 1993 and TreeCon Resources' 1994 Employee Stock Option Plan in 1996. These options were exercised with the issuances of two-year promissory notes to TreeCon Resources bearing interest at 3.82% and collateralized by the shares issued. The outstanding principal amounts of the notes as of June 9, 2003 were $207,375 for Mr. Rudis and $184,875 for Mr. Shatley, subject to the provisions of their employment agreements as described in this proxy statement under the heading "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

         From time to time, we made advances to TreeCon Resources for various purposes in the context of our then parent-subsidiary relationship. Additionally, we netted accumulated federal income tax liabilities payable to TreeCon Resources against amounts owed from TreeCon Resources to us. We had approximately $10.5 million in net receivables from TreeCon Resources as of September 29, 2002. During the fiscal years ended September 29, 2002, September 30, 2001 and October 1, 2000, we made cash payments to, or on behalf of, TreeCon Resources of approximately $1.2 million, $500,000 and $1.6 million, respectively, for various purposes, including tax payments, expense reimbursement and other corporate purposes. In connection with the spin-off, TreeCon Resources transferred to us as partial payment of these net receivables the two promissory notes made in the amounts of $207,375 and $184,875 by Mr. Rudis and Mr. Shatley, respectively. In connection with the spin-off, TreeCon Resources agreed to indemnify us with respect to any current or future tax liabilities for which we might otherwise be liable resulting from the operations of any entity other than us, and we agreed with TreeCon Resources to cancel any remaining amounts owed to us by TreeCon Resources, or owed to TreeCon Resources by us, as of September 29, 2002 after obtaining the appropriate consents under our financing arrangements.

         Mr. Rudis will remain as a director of TreeCon Resources for a period of no greater than one year after the spin-off to facilitate the transition of TreeCon Resources and our company into two separate companies. Mr. Estes was appointed as a non-employee member of our board of directors in connection with the spin-off. Mr. Estes is the president of Texas Timberjack, Inc., a wholly-owned subsidiary of TreeCon Resources. He was elected as a director of TreeCon Resources in February 1996 and resigned from the TreeCon Resources board of directors in April 1997. Mr. Estes has been President of Texas Timberjack, Inc. since 1984, when he acquired Texas Timberjack, Inc. from Eaton Corporation.

         In November 1999, we and LLCP entered into a securities purchase agreement and related documents under which LLCP purchased from us a $28.0 million principal amount five-year secured senior subordinated term note and the warrant described below. We amended and restated the securities purchase agreement, the note and various related agreements in October 2002 in connection with the spin-off and again in April 2003. The note, as amended in April 2003, bears interest at a base rate per annum of 15.00%, with interest payable monthly. The note matures on October 31, 2004. We are required to make mandatory principal payments each January for the previous fiscal year in an amount equal to 50% of our excess cash flow, as defined. The amount of the principal prepayment for the fiscal year ended September 29, 2002 was $541,000. LLCP may require us to prepay the note and all of our other obligations to LLCP upon a change of control, as defined. We may make voluntary principal prepayments at any time, subject to a prepayment premium, through October 31, 2003. The securities purchase agreement contains various covenants, including financial covenants covering restrictions on capital expenditures, minimum levels of EBITDA net worth, and specified debt service and debt to equity ratios. In addition, the terms of the securities purchase agreement prohibit changes in control, including ownership and certain management personnel, and contain customary limitations on indebtedness and liens, making investments, paying dividends and making loans or advances. The note and all other obligations owing by us to LLCP are secured by subordinated liens on substantially all of our assets and by a guaranty of Overhill L.C. Ventures, Inc., our subsidiary. In connection with the spin-off, LLCP released TreeCon Resources from its guaranty of our obligations and released its lien on our common stock held by TreeCon Resources, which secured TreeCon Resources' guaranty.

         In connection with the November 1999 securities purchase agreement, we issued to LLCP a warrant to purchase 166.04 shares of our common stock exercisable immediately at an exercise price of $0.01 per share. The warrant became exercisable for 1,994,141 shares of our common stock at an exercise price of $0.0000008 per share after giving effect to the 12,010-shares-for-1 stock split declared in connection with the spin-off. This warrant was exercised as to 1,994,040 shares in December 2002, with one share being surrendered and cancelled in a cashless exercise, and remains exercisable as to 100 shares. At the date of issuance, this warrant was estimated to have a fair value of $2.37 million.

         In 2002 and 2003, we entered into various amendments to our securities purchase agreement with LLCP with respect to, among other things, the consolidation of our facilities and amendments to our financial covenants with LLCP. In exchange for LLCP's consent and agreement to amend the securities purchase agreement and other investment documents and certain other consideration, in January 2002 we issued to LLCP 23.57 shares of our Series A Convertible Preferred Stock valued at $750,000, and in September 2002 we issued to LLCP a warrant to purchase 57.57 shares of our common stock, exercisable immediately at an exercise price of $0.01 per share and valued at $1.1 million, and paid a $423,000 restructuring fee in three installments ending in March 2003. After giving effect to the 12,010-shares-for-1 stock split declared in connection with the spin-off, the shares of Series A Convertible Preferred Stock presently are convertible into 283,076 shares of our common stock, and the warrant was exercisable for 691,416 shares of our common stock at an exercise price of $0.0000008 per share. This warrant was exercised as to 691,315 shares in December 2002, with one share being surrendered and cancelled in a cashless exercise, and remains exercisable as to 100 shares. The designations for the Series A Convertible Preferred Stock provide the holder with, among other things, a liquidation preference per share of Series A Convertible Preferred Stock of $31,820.11, plus declared and unpaid dividends, voting rights along with holders of common stock and separate voting rights under certain circumstances, protective provisions, conversion rights and anti-dilution protection.

         We and Mr. Rudis are currently parties to an amended and restated investor rights agreement with LLCP. Pursuant to that agreement, as amended in April 2003:

         o LLCP has the right to designate a nominee to our board of directors (or, if LLCP does not have a nominee serving on the board of directors, LLCP has the right to have board observers), and Mr. Rudis agreed to vote his shares of our common stock for that nominee;

         o LLCP has co-sale rights with respect to shares of our common stock owned by Mr. Rudis such that it has the right to participate in certain proposed sales or other transfers of those shares by Mr. Rudis;

         o Mr. Rudis is permitted to sell up to 50,000 shares of our common stock in open market transactions during any fiscal year without complying with the co-sale procedures, but a change in control will occur if Mr. Rudis does not continue to directly or indirectly beneficially own or hold 300,000 shares;

         o LLCP has a right of first refusal to purchase its pro rata share of certain future issuances of our capital stock;

         o we are to pay to LLCP, or one of its affiliates, in January 2004, the amount of $180,000, which represents the last installment of a consulting fee for its review and analysis of financial matters and participation in an informal operating committee that reviews our budgets, operating plans and related matters. The consulting fee is subject to acceleration in the event of a change in control or the payment in full of all of our obligations under the senior subordinated note we issued to LLCP;

         o we are also to pay to LLCP, or one of its affiliates, a monthly consulting fee of $12,000 through the date our obligations to LLCP are paid in full;

         o we granted certain anti-dilution rights to LLCP with respect to LLCP's warrants; and

         o our ability to grant options to our directors, executive officers, consultants and key employees and to amend any existing stock option plans or adopt or approve any new stock option or stock purchase plans is restricted.

         Pursuant to an equity repurchase option agreement with LLCP, we have the right under certain circumstances to repurchase from LLCP after August 15, 2003, in whole but not in part, our equity securities owned by LLCP as of the effective date of the spin-off (including securities exercisable for or convertible into our equity securities, as applicable). We may exercise this option if:

         o a default or event of default occurs under the securities purchase agreement after August 15, 2003 and LLCP provides written notice to us requesting that we make payments in addition to those that we are then obligated to make under our then existing financing arrangements with LLCP or declaring all of our obligations to LLCP to be immediately due and payable; or

         o if we notify LLCP after August 15, 2003 that we intend to merge, sell all or a significant portion of our assets, reorganize or recapitalize or enter into a bona fide transaction valued at more than $8.0 million and LLCP does not consent to the transaction.

         The repurchase price for LLCP's shares of our common stock is the greater of the then-current market price per share or an amount per share based on a predetermined formula. The repurchase price for LLCP's warrants to purchase shares of our common stock is equal to the common stock repurchase price minus the warrant exercise price. The repurchase price for LLCP's shares of our Series A Convertible Preferred Stock is an amount equal to the greater of the number of shares of our common stock issuable upon conversion of the shares of Series A Convertible Preferred Stock being repurchased multiplied by the per share amount determined with respect to our common stock or $540,000.

         In connection with our financing arrangements with LLCP, we entered into an amended and restated registration rights agreement whereby we agreed to register under the Securities Act shares of our common stock LLCP holds or acquires, including shares of our common stock LLCP acquires upon exercise of its warrants to purchase our common stock or conversion of its shares of our Series A Convertible Preferred Stock or otherwise. In addition, we agreed under certain circumstances, upon the request of the holder, to include its shares of our common stock in a securities registration that we undertake on our own behalf or on behalf of others.

         Effective April 16, 2003, Pleasant Street Investors, LLC, an affiliate of LLCP, acquired the senior secured loans previously made to us by Union Bank, and we and Pleasant Street Investors amended and restated the senior secured loan arrangements on mutually acceptable terms and conditions. As a result of the repayment of Union Bank, we wrote off unamortized deferred financing costs of $447,000 related to the arrangements with Union Bank. Under our new amended and restated loan and security agreement with Pleasant Street Investors, amounts owing to Union Bank on the effective date, $12.117 million plus an additional $1.883 million newly advanced to us by Pleasant Street Investors, together with $3.0 million owing to LLCP pursuant to a bridge note purchased from us on April 4, 2003, were combined into a new $17.0 million Senior Term A Loan, bearing interest at no less than 10%, subject to periodic adjustments, and due and payable on November 30, 2003. An additional $5.0 million advanced by Pleasant Street Investors to us as of the effective date is evidenced by Senior Term B Loan, which bears interest at 15% and is due and payable on January 30, 2004. The senior term loans may be prepaid without premium or penalty. Our amended and restated loan and security agreement with Pleasant Street Investors contains various covenants, including financial covenants covering restrictions on capital expenditures, minimum levels of EBITDA and net worth, and specified debt service and debt to equity ratios. In addition, the terms of the loan and security prohibit changes in control, including ownership and certain management personnel, and contain customary limitations on indebtedness and liens, making investments, paying dividends and making loans or advances. The senior notes and all other obligations owing by us to Pleasant Street Investors are secured by senior loans on substantially all of our assets and by a guaranty of our subsidiary, Overhill L.C. Ventures, Inc.

         Additional information regarding changes to and the status of our financing arrangements with LLCP and Pleasant Street Investors is included in proposal 3 below.

         In February and March 2003, we were a party to a consulting agreement with The Steinbrun Group ("SHA"), a business and financial consulting firm. We engaged SHA to provide management consulting services with the long-term objective of maintaining and improving our financial position and profitability and to train senior management of our company. Mr. Steinbrun, who became our senior vice president and chief financial officer on April 1, 2003, is a stockholder, director and officer of SHA. We paid to SHA $80,400 for services rendered under the consulting agreement. These fees totaled more than 5% of SHA's estimated gross revenues for its fiscal year ending December 31, 2003.

         We are or have been a party to employment arrangements with related parties, as more particularly described above under the heading "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

         The interest of the particular director, executive officer or security holder in each matter described above was disclosed to our board of directors before our board of directors approved the matter.

AUDIT AND NON-AUDIT FEES

         We anticipate that a representative of Ernst & Young LLP, our independent auditors for fiscal year 2002 and our current fiscal year, will be present at our 2003 annual stockholders' meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual consolidated financial statements for 2002, and fees billed for other services rendered by Ernst & Young LLP:

    Audit Fees (excluding audit-related fees)                   $ 477,250
    Financial Information Systems Design and Implementation     $    --
    All Other Fees:
         Audit-related fees                                     $  77,000
         Other non-audit fees (1)                               $  16,500
                                                                ---------
             Total all other fees (2)                           $  93,500
----------------------

(1)  Other non-audit fees related to tax services.

(2) Because we were not a reporting company during fiscal year 2002, our board of directors did not specifically consider whether the provision of these services was compatible with maintaining the auditors' independence.

                                   PROPOSAL 2
                    RATIFICATION AND APPROVAL OF ADOPTION OF
                         2002 EMPLOYEE STOCK OPTION PLAN

GENERAL

         Our board of directors and our former parent company adopted the 2002 Employee Stock Option Plan of Overhill Farms, Inc. ("2002 Plan") on September 25, 2002, to be effective as of October 29, 2002. The 2002 Plan is intended to advance our best interests by attracting, retaining and motivating qualified and competent employees, consultants, advisors and directors by providing them with additional incentives through the award of incentive stock options ("ISOs") and non-qualified stock options ("NQOs").

SHARES SUBJECT TO THE 2002 PLAN

         We have reserved 800,000 shares of our common stock for issuance under the 2002 Plan. As described above under the heading "Equity Compensation Plan Information," the number of shares authorized for issuance under the 2002 Plan may increase under certain circumstances. As of June 19, 2003, options to purchase 672,000 shares of common stock were outstanding under the 2002 Plan. As of June 19, 2003, approximately 802 employees and employee directors and three non-employee directors were eligible to participate in the 2002 Plan. On June 19, 2003, the closing sale price of a share of our common stock on AMEX was $0.70. Any shares of common stock that are subject to an award but are not used because the terms and conditions of the award are not met, or any shares that are used by participants to pay all or part of the purchase price of any option, may again be used for awards under the 2002 Plan.

         As soon as practicable following stockholder approval of this proposal, we intend to register the issuance of our securities under the 2002 Plan on Form S-8 under the Securities Act. A copy of the 2002 Plan is attached as EXHIBIT B to this proxy statement and is described below.

ADMINISTRATION

         The 2002 Plan is administered by the compensation committee of our board of directors or another committee appointed by our board of directors. A disinterested committee appointed by our board of directors and composed of non-employee directors administers the 2002 Plan with respect to all persons who are "covered employees" under Section 162(m) of the Internal Revenue Code or are subject to Rule 16b-3 under the Exchange Act, and all members of the board of directors who participate in the 2002 Plan. The committee administering the 2002 Plan has the discretion and the authority to adopt rules and regulations for carrying out the purposes of the 2002 Plan and to make modifications to the 2002 Plan to effectuate the intent of the 2002 Plan as a result of changes in tax, accounting or securities law treatment of participants in the 2002 Plan. It is the intent of the 2002 Plan that it be administered in a manner such that option grants and exercises would be "exempt" pursuant to Rule 16b-3 under the Exchange Act.

         The 2002 Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by the board of directors. The board of directors may not materially impair any outstanding options without the express consent of the optionee or alter any provision of the 2002 Plan without compliance with applicable stockholder approval requirements and the consent of LLCP pursuant to our investor rights agreement with LLCP. No option may be granted under the 2002 Plan after October 28, 2012.

         The committee is empowered to select those eligible persons to whom options shall be granted under the 2002 Plan, to determine the time or times at which each option shall be granted, whether options will be ISOs or NQOs, and the number of shares to be subject to each option, and to fix the time and manner in which each such option may be exercised, including the exercise price and option period, and other terms and conditions of such options, all subject to the terms and conditions of the 2002 Plan. The committee has sole discretion to interpret and administer the 2002 Plan, and its decisions regarding the 2002 Plan are final.

         The aggregate fair market value on the date of grant of the common stock for which ISOs are exercisable by an optionee during any calendar year may not exceed $100,000. Also, no grant of options covering in excess of 300,000 shares of our common stock may be made under the 2002 Plan to any one individual in any one year.

         Options granted under the stock option plan may be exercised in whole or in part as specifically set forth in the option agreement, and, except as provided by law, no ISOs may be transferred except by will or by the laws of descent and distribution. The committee may provide in an agreement granting NQOs that the NQOs are transferable and the extent to which the NQOs are transferable.

OPTION TERMS

         ISOs granted under the 2002 Plan must have an exercise price of not less than 100% of the fair market value of the common stock on the date the ISO is granted and must be exercised, if at all, within ten years from the date of grant. In the case of an ISO granted to an optionee who owns more than 10% of our total voting securities on the date of grant, such exercise price shall be not less than 110% of the fair market value of our common stock on the date of grant, and the option period may not exceed five years. The exercise price of NQOs will be determined by the committee and may be less than, equal to or greater than the fair market value of our common stock on the date of the grant.

         Options may be exercised during a period of time fixed by the committee except that no option may be exercised more than ten years after the date of grant. In the discretion of the committee, payment of the purchase price for the shares of stock acquired through the exercise of an option may be made in cash or shares of our common stock or by delivery of a certified or cashier's check or a promissory note, or for other consideration permitted by applicable law.

FEDERAL INCOME TAX CONSEQUENCES

     NQOS

         Holders of NQOs do not realize income as a result of a grant of the option, but normally realize compensation income upon exercise of an NQO to the extent that the fair market value of the shares of common stock on the date of exercise of the NQO exceeds the exercise price paid. We will be required to withhold taxes on ordinary income realized by an optionee upon the exercise of a NQO.

         In the case of an optionee subject to the "short-swing" profit recapture provisions of Section 16(b) of the Exchange Act, the optionee realizes income only upon the lapse of the six-month period under Section 16(b), unless the optionee elects to recognize income immediately upon exercise of his or her option.

     ISOS

         Holders of ISOs will not be considered to have received taxable income upon either the grant of the option or its exercise. Upon the sale or other taxable disposition of the shares, long-term capital gain will normally be recognized on the full amount of the difference between the amount realized and the option exercise price paid if no disposition of the shares has taken place within either two years from the date of grant of the option or one year from the date of exercise. If the shares are sold or otherwise disposed of before the end of the one-year or two-year periods, then the holder of the ISO must include the gain realized as ordinary income to the extent of the lesser of the fair market value of the option stock minus the option price, or the amount realized minus the option price. Any gain in excess of these amounts, presumably, will be treated as capital gain. We will be entitled to a tax deduction in regard to an ISO only to the extent the optionee has ordinary income upon the sale or other disposition of the option shares.

         Upon the exercise of an ISO, the amount by which the fair market value of the purchased shares at the time of exercise exceeds the option price will be an "item of tax preference" for purposes of computing the optionee's alternative minimum tax for the year of exercise. If the shares so acquired are disposed of prior to the expiration of the one-year and two-year periods described above, there should be no "item of tax preference" arising from the option exercise.

     LIMITATIONS ON DEDUCTIBILITY

         Section 162(m) of the Internal Revenue Code provides that certain compensation paid by us to our chief executive officer and four other most highly compensated executives in excess of $1,000,000 in any year will not be deductible unless this excess compensation is "performance based" as defined in the Internal Revenue Code or is otherwise exempt from the deductibility limitations of Section 162(m). Options granted under the 2002 Plan at fair market value are intended to qualify for the exemption for performance-based compensation under Section 162(m). However, in light of the ambiguities in
Section 162(m) and uncertainties regarding the ultimate interpretation and application of that section to our option grants, no assurances can be given that compensation paid to an executive officer as a result of option grants under the 2002 Plan will, in fact be deductible if, when combined with other non-exempt compensation, it exceeds the $1,000,000 limit.

POSSIBLE ANTI-TAKEOVER EFFECTS

         Although not intended as an anti-takeover measure by our board of directors, one of the possible effects of the 2002 Plan could be to place additional shares, and to increase the percentage of the total number of shares outstanding, in the hands of the directors and officers of our company. Such persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under certain circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of such attempt.

         In addition, the 2002 Plan provides that if an optionee is eligible to participate in the 2002 Plan on the date that a change in control of our company (as defined in Section 2(e) of the 2002 Plan) occurs, all of the optionee's options become fully vested and immediately exercisable on the day before the date of the change in control, provided that the immediate vesting would not subject the optionee to excise tax under Section 4999 of the Internal Revenue Code. In the opinion of our board of directors, this acceleration provision merely ensures that optionees under the 2002 Plan will be able to exercise their options as intended by our board of directors and stockholders prior to any extraordinary corporate transaction that might serve to limit or restrict this right. Our board of directors is, however, presently unaware of any threat of hostile takeover involving our company.

INTERESTS OF RELATED PARTIES

         The outstanding options to purchase 672,000 shares of our common stock under the 2002 Plan are held by our directors and director nominees, as follows:
Mr. Rudis has options to purchase 300,000 shares; Mr. Shatley has options to purchase 150,000 shares; Mr. Horvath has options to purchase 20,000 shares; Mr. Gerard has options to purchase 52,000 shares; and each of Messrs. Steinbrun, McConnaughy and Estes has options to purchase 50,000 shares. The options granted to Messrs. Gerard, McConnaughy and Estes were given in consideration for their services on our board of directors. The options granted to the remaining directors and director nominees were given in consideration for their services as executive officers of our company. Because our former parent company approved the 2002 Plan, our directors and director nominees who currently hold options under the 2002 Plan will not be affected by whether our public stockholders approve this proposal 2. However, as discussed above, if our public stockholders approve proposal 2, our company may be eligible in certain circumstances to receive a tax deduction for certain executive compensation resulting from option grants under our 2002 Plan that would otherwise be disallowed under Section 162(m) of the Internal Revenue Code.

NEW PLAN BENEFITS

         Because awards under the 2002 Plan are discretionary, no future awards under the 2002 Plan are determinable at this time.

                                   PROPOSAL 3
        APPROVAL OF THE ISSUANCE OF SECURITIES IN A FINANCING TRANSACTION

BACKGROUND

         In November 1999, we refinanced substantially all of our existing debt. The total amount of our refinanced debt amounted to $44.0 million at that time, consisting of a $16.0 million secured revolving line of credit, expiring in November 2002, provided by Union Bank of California, N.A. ("Union Bank"), together with $28.0 million of proceeds in the form of the purchase of a five-year secured senior subordinated term note by LLCP. Both of these agreements have subsequently been amended on multiple occasions as discussed in our annual financial statements included in our Form 10-K for the year ended September 29, 2002 and our quarterly financial statements for the quarters ended December 29, 2002 and March 30, 2003 and in this proxy statement under the heading "Certain Relationships and Related Party Transactions." Additionally, we issued a term note in the principal amount of $2.4 million payable to Union Bank in connection with an acquisition that occurred in August 2000. At March 30, 2003, amounts outstanding under these arrangements payable to Union Bank were $12.6 million on the revolving line of credit and $850,000 on term loans, and $24.7 million payable to LLCP on the term note.

         Our revolving line of credit, senior subordinated term note and term loan agreements all contain various covenants, including financial covenants covering restrictions on capital expenditures, minimum levels of EBITDA and net worth, and specified debt service and debt-to-equity ratios. In addition, the terms of the agreements prohibit changes in control, including ownership and certain management personnel, and contain customary limitations on indebtedness and liens, making investments, paying dividends and making loans or advances. As of March 30, 2003, we were experiencing a liquidity shortfall and were not in compliance with certain financial covenants with respect to our financing arrangements with both LLCP and Union Bank. With regard to the LLCP financing arrangement, we had failed to comply with covenants that required us to make February 2003 and March 2003 interest payments, to pay a February 2003 monthly consulting fee, to timely file with the Commission our 2002 annual report on Form 10-K, and to comply with and observe minimum levels of EBITDA, a minimum fixed charge coverage ratio, a maximum leverage ratio and a minimum tangible net worth requirement as of and for the quarter ended December 29, 2002. With regard to the Union Bank financing arrangement, we had failed to comply with a minimum fixed charge coverage ratio covenant for the period ended December 29, 2002 and to comply with a tangible net worth covenant for the month ended January 26, 2003.

         To assist us in meeting our liquidity needs, effective as of April 4, 2003, we entered into amendments to our then-existing securities purchase agreement with LLCP, the note and certain related agreements, pursuant to which LLCP waived our non-compliance with certain of our covenants under the securities purchase agreement and certain other documents with LLCP, and LLCP purchased from us a secured senior subordinated bridge note in the principal amount of $3.0 million, thereby providing us with the liquidity we needed to meet our short-term payment obligations. In a related transaction, LLCP also agreed with Union Bank that it or one of its affiliates would acquire Union Bank's senior secured loans to us, as more fully discussed below. Finally, as part of the bridge financing and in substantial consideration for LLCP's financial accommodations, we agreed to issue and sell to LLCP, and LLCP agreed to purchase from us, 2,466,759 shares of our common stock ("LLCP Common Shares") for a purchase price of $0.01 per share. We were originally required to issue and sell the LLCP Common Shares to LLCP by April 16, 2003, but were unable to meet that deadline. In addition, we were required to wind up and dissolve Overhill L.C. Ventures, Inc., our subsidiary, by June 30, 2003, but were unable to meet that deadline. LLCP agreed to extend the issuance date of the LLCP Common Shares to April 24, 2003, and then to July 20, 2003. As described below, on July 18, 2003, LLCP provided us with a conditional waiver that extends the issuance date of the LLCP Common Shares and the dissolution deadline for Overhill L.C. Ventures to August 20, 2003.

         After we completed the bridge financing and submitted an application to AMEX requesting the listing of the LLCP Common Shares, AMEX advised us that its approval of our listing application with respect to the issuance and sale of the LLCP Common Shares is subject to our obtaining stockholder approval of that issuance and sale. In connection with this transaction, a debt discount of approximately $1.65 million was recorded and is being amortized over a 10-month period ending in January 2004.

         Effective April 16, 2003, Pleasant Street Investors, LLC, an affiliate of LLCP, acquired the senior secured loans previously made to us by Union Bank, and we and Pleasant Street Investors amended and restated the senior secured loan arrangements on mutually acceptable terms and conditions. As a result of the repayment of Union Bank, we wrote off unamortized deferred financing costs of $447,000 related to the arrangements with Union Bank. Under our new amended and restated loan and security agreement with Pleasant Street Investors, $12.117 million owing to Union Bank on the effective date plus an additional $1.883 million newly advanced to us by Pleasant Street Investors, together with $3.0 million owing to LLCP pursuant to the bridge note described above, were combined into a new $17.0 million Senior Term A Loan that bears interest at no less than 10%, subject to periodic adjustments, and is due and payable on November 30, 2003. An additional $5.0 million advanced by Pleasant Street Investors to us as of the effective date is evidenced by a Senior Term B Loan, which bears interest at 15% and is due and payable on January 31, 2004. The senior term loans may be prepaid without premium or penalty. The senior term loan agreements contain various covenants described in "Certain Relationships and Related Transactions" above.

STOCKHOLDER PROPOSAL (SECTION 711 OF AMEX LISTING STANDARDS)

         Section 711 of AMEX's listing standards requires stockholder approval as a prerequisite to, among other things, approval of applications to list additional shares reserved for options granted to officers, directors or key employees, regardless of whether or not such authorization is required by law or by the company's charter. For purposes of this section, the term "options" includes not only the usual type of nontransferable options granted in consideration of continued employment, but also any other arrangement under which controlling stockholders, officers, directors or key employees may acquire, other than as part of a public offering, stock or convertible securities of a company at a price below market price at the time such stock is acquired or through the use of credit extended, directly or indirectly, by the company.

         Our securities purchase agreement with LLCP, as amended and restated in April 2003, required that we issue the LLCP Common Shares to LLCP by April 24, 2003 and that these shares be listed for trading on AMEX. The per share issuance price for the LLCP Common Shares is $0.01 per share, which price is substantially less than the market value ($0.68) of our common stock on April 4, 2003. AMEX has notified us that it deems LLCP to be a controlling stockholder of our company for purposes of its rule and that, consequently, stockholder approval of the issuance of the LLCP Common Shares is a prerequisite to the listing of those shares on AMEX. While we disagree with AMEX's conclusions regarding LLCP's status as a controlling stockholder of our company, we agreed to call a meeting of our stockholders to approve the issuance of the LLCP Common Shares in order to obtain AMEX's approval of our listing application.

         In light of AMEX's listing determination, and in consideration of our payment to LLCP of an amendment fee of $125,000, the securities purchase agreement was amended in May 2003 to allow us until July 20, 2003 to secure stockholder approval and AMEX's approval of our listing application to issue the LLCP Common Shares. As indicated above, on July 18, 2003, LLCP provided us with a conditional waiver that extends the issuance date of the LLCP Common Shares and the dissolution deadline for Overhill L.C. Ventures to August 20, 2003. If we are unable to dissolve Overhill L.C. Ventures or to obtain stockholder approval and AMEX's approval of our listing of, and to issue, the LLCP Common Shares by that date, we will be unable to issue, sell and deliver substantial consideration to LLCP that we agreed in good faith to deliver to it in connection with its purchase of the bridge note and valuable assistance in meeting our liquidity needs, we will be deemed to have been in default under our financing arrangement with LLCP to the same extent as if the July 18, 2003 waiver had not been made, and LLCP will have the right to exercise its rights and remedies against us under our agreements with LLCP as well as under applicable law. In addition, our loan arrangements with Pleasant Street Investors contain cross-default provisions that would be triggered by a default under our financing arrangement with LLCP and would permit Pleasant Street Investors to exercise its rights and remedies against us under our agreements with Pleasant Street Investors as well as under applicable law. Each of LLCP and Pleasant Street Investors would be in a position to declare us in default, accelerate the indebtedness and other obligations we owe them so that they would be due and payable in full immediately, and foreclose on the collateral securing our payment and performance of our obligations to them, which includes substantially all of our assets.

         As of the record date, LLCP beneficially owned 3,221,263 shares, or 25.5%, of our outstanding common stock, including 200 shares of common stock underlying two warrants and 283,076 shares of common stock underlying 23.57 shares of Series A Convertible Preferred Stock. These figures exclude the 2,466,759 LLCP Common Shares that will be issued if proposal 3 is ratified and approved by our stockholders and AMEX approves the listing of the LLCP Common Shares. If the LLCP Common Shares had been outstanding as of the record date, then LLCP would have beneficially owned 37.7% of our outstanding common stock as of that date. Accordingly, the issuance of the LLCP Common Shares will cause substantial dilution to holders of our outstanding common stock. In addition, the issuance of the LLCP Common Shares would make it easier for LLCP to gather the written consent of a sufficient number of stockholders to take action on a matter by written consent without presenting the matter to all of our stockholders for their consideration and vote, particularly if our stockholders approval proposal 4. However, in light of the reasons described in the preceding paragraph, our board of directors believes that approval of proposal 3 is in the best interests of our company.

                                   PROPOSAL 4
                            APPROVAL OF AMENDMENT TO
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

         Our board of directors has unanimously approved an amendment to Article 9 of our amended and restated articles of incorporation to revise the provision that prohibits or restricts our stockholders from taking action by written consent in lieu of a stockholders' meeting. We believe that the proposed amendment will provide us with greater flexibility and will increase efficiency when we need to obtain stockholder approvals in the future. The proposed amendment involves the amendment and restatement of the first paragraph of
Article 9 of our amended and restated articles of incorporation to permit holders of our common stock to take action by written consent if our board of directors has approved the action and to permit holders of our Series A Convertible Preferred Stock to take action by written consent regardless of whether the terms of the Series A Convertible Preferred Stock expressly permit an action by written consent.

         Article 9 of our amended and restated articles of incorporation currently reads in its entirety as follows:

                                    ARTICLE 9
                        SPECIAL MEETINGS OF STOCKHOLDERS

                  The right of stockholders to act by written consent pursuant to Section 78.320(2) of the Nevada Revised Statutes, or any successor statute, is hereby expressly denied. The holders of Series A Convertible Preferred Stock, however, are permitted to act by written consent in accordance with the terms of the Series A Convertible Preferred Stock of Overhill Farms, Inc.

                  Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by Title 7, Chapter 78 of the NRS, may be called by the Chairman of the Board of Directors, or the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. In addition, the holders holding at least a majority of the shares of Series A Convertible Preferred Stock then outstanding shall have the right to call a special meeting of the stockholders of the Corporation for any purpose; provided, however, such holders of Series A Convertible Preferred Stock may not call a special meeting more than one time during any calendar year.

         Our board of directors proposes that the first paragraph of Article 9 of our amended and restated articles of incorporation be amended and restated to read in its entirety as follows:

                  Any action required or permitted to be taken at a meeting of holders of Common Stock of the Corporation may be taken without a meeting if, before the action is taken, the Board of Directors approves the action and a written consent thereto is signed by stockholders holding at least a majority of the voting power of the outstanding Common Stock, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Any action required or permitted to be taken at a meeting of holders of Series A Convertible Preferred Stock of the Corporation may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power of the outstanding Series A Convertible Preferred Stock, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

         Provisions prohibiting stockholder action by written consent, such as the one currently found in Article 9 of our amended and restated articles of incorporation, generally are considered to have an anti-takeover effect. Approval of this proposal may decrease this anti-takeover effect by limiting, rather than prohibiting, holders of our common stock from taking action by written consent without a meeting.

         Provisions prohibiting stockholder action by written consent also necessarily require a corporation to notify stockholders before certain actions are taken. If this proposal 4 is approved, then except for the stockholder notification that we are required to make under the federal proxy rules at least 20 calendar days prior to the effective date of a stockholder action, our stockholders other than those who have executed an action by written consent may not receive notice before the action is approved and scheduled to become effective.

         As of the record date, our directors, director nominees and executive officers were collectively the beneficial owners of approximately 30.3% of our issued and outstanding common stock. As of the record date, LLCP was the beneficial owner of approximately 25.5% of our issued and outstanding common stock, excluding the 2,466,759 shares that, if proposal 3 is ratified and approved by our stockholders, will be issued and will increase LLCP's beneficial ownership to 37.7% of our issued and outstanding common stock as of the record date.

         If this proposal 4 is approved and Article 9 of our amended and restated articles of incorporation is amended and restated as described above, these stockholders, if acting together after board approval of a proposed action, will have the ability to determine the outcome of most corporate actions requiring stockholder approval by signing an action by written consent of a majority of the stockholders of our company, eliminating the need for a special meeting of our stockholders. In addition, LLCP may on its own be able to gather the written consent of a sufficient number of stockholders to take action on a matter without presenting the matter to all of our stockholders for their consideration and vote.

         Our board of directors has approved an amendment and restatement of
Section 2.9 of Article II of our amended and restated bylaws to expressly authorize holders of our common stock to act by written consent. The amendment and restatement would take effect if and when our stockholders approve this proposal 4.

         Section 2.9 of Article II of our amended and restated bylaws currently reads as follows:

                  SECTION 2.9 The stockholders are expressly denied the right to act by written consent. The holders of the Series A Convertible Preferred Stock, however, are permitted to act by written consent in accordance with the designations and preferences of the Series A Convertible Preferred Stock.

         If this proposal 4 is approved by our stockholders, Section 2.9 of
Article II of our amended and restated bylaws will be amended and restated by our board of directors to read as follows:

                  SECTION 2.9 Unless otherwise provided in the NRS or the articles of incorporation, any action required or permitted to be taken at a meeting of common stockholders may be taken without a meeting if, before the action is taken, the board of directors approves the action and a written consent thereto is signed by stockholders holding at least a majority of the voting power of the outstanding common stock, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Unless otherwise provided in the NRS or the articles of incorporation, any action required or permitted to be taken at a meeting of holders of Series A Convertible Preferred Stock may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power of the outstanding Series A Convertible Preferred Stock, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

                  Notwithstanding anything contained in Section 2.10 of these amended and restated bylaws, for the purpose of determining stockholders entitled to express consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date is fixed, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the board of directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action of the board of directors is required, shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action. To be valid, a consent to corporate action in writing without a meeting must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days after the earliest date that a stockholder signed the consent.

                              STOCKHOLDER PROPOSALS

         Pursuant to Rule 14a-8 of the Exchange Act, proposals by stockholders that are intended for inclusion in our proxy statement and proxy and to be presented at our 2004 annual stockholders' meeting must be received by us by March 23, 2004 in order to be considered for inclusion in our proxy materials relating to our 2004 annual stockholders' meeting. Such proposals should be addressed to our secretary and may be included in next year's annual stockholders' meeting proxy materials if they comply with rules and regulations of the Commission governing stockholder proposals. For all other proposals by stockholders to be timely, a stockholder's notice must be delivered to, or mailed and received at, our principal executive offices in accordance with the advance notice provisions of our bylaws.

         Our bylaws provide that nominations of persons for election to our board of directors may be made by any stockholder of the corporation entitled to vote for the election of directors at a meeting if appropriate written notice of the stockholder's intent to make a nomination is delivered or mailed and received by our secretary at our principal executive offices not later than: (1) with respect to an election to be held at an annual stockholders' meeting, 90 days prior to the date one year after the immediately preceding annual meeting of stockholders or (2) with respect to an election to be held at a special stockholders' meeting, the close of business on the tenth day following the date on which notice of the special meeting is first given to stockholders. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in full compliance with this procedure.

         Our bylaws provide that for all other proposals to be timely, an appropriate stockholder's notice must be received by us at our principal executive offices not less than 20 days nor more than 50 days prior to next year's annual stockholders' meeting, except that if we give less than 30 days' notice or prior public disclosure of the date of the meeting, notice by a stockholder to be timely must be received by us not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or publicly disclosed. If the presiding officer at the annual meeting determines and declares that a stockholder who wishes to bring business before the annual meeting has failed to comply with this notice procedure, then the business proposed by the stockholder shall not be transacted.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Exchange Act. In accordance with that act, we file reports, proxy statements and other information with the Commission. These materials can be inspected and copied at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. From the time our common stock began trading publicly on November 1, 2002, our common stock has been traded on AMEX under the symbol "OFI."

                              ANNUAL AND QUARTERLY REPORTS

         A copy of our annual report on Form 10-K for the fiscal year ended September 29, 2002 ("Annual Report"), as filed with the Commission (exclusive of exhibits), and copies of our quarterly reports on Form 10-Q for the quarters ended December 29, 2002 and March 30, 2003 ("Quarterly Reports") accompany this proxy statement, and the information contained in the following portions of our Annual Report and Quarterly Reports is incorporated by reference into this proxy statement:

         o the consolidated financial statements included in our Annual Report at pages F-1 through F-30 and the condensed consolidated financial statements included in Item 1 of our Quarterly Reports;

         o Item 7 of our Annual Report and Item 2 of our Quarterly Reports, under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations"; and

         o Item 7A of our Annual Report and Item 3 of our Quarterly Reports, under the heading "Quantitative and Qualitative Disclosures about Market Risk"; and

         o Item 9 of our Annual Report, under the heading "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure."

         Additional copies of our Annual Report and Quarterly Reports (without exhibits) will be furnished by first class mail, without charge to any person from whom the accompanying proxy is solicited upon written or oral request to Overhill Farms, Inc., Attention: Investor Relations, 2727 East Vernon Avenue, Vernon, California 90058, telephone (323) 582-9977. If exhibit copies are requested, a copying charge of $.20 per page will be made. In addition, all of our public filings, including our Annual Report, can be found on the worldwide web at http://www.sec.gov.

                                  OTHER MATTERS

         In accordance with our bylaws, only business brought before the meeting by or at the direction of our board of directors or by any stockholder who complies with the advance notice procedures set forth in our bylaws may be conducted. As of the date of this proxy statement, our board of directors does not know of any other matter that will be brought before the meeting. However, if any other matter properly comes before the meeting, or any adjournment or postponement of the meeting, the person or persons voting the proxies will vote on that matter in accordance with their best judgment and discretion.

         STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

Dated: July 21, 2003

EXHIBIT A

                              OVERHILL FARMS, INC.

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

GENERAL

         The role of the Audit Committee (the "Audit Committee") of Overhill Farms, Inc. (the "Corporation") is to assist the Board of Directors of the Corporation in fulfilling its oversight responsibilities by:

         o Serving as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

         o Reviewing and appraising the audit efforts of the Corporation's independent accountants.

         o Providing an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

COMPOSITION

         The Audit Committee shall consist of three or more directors as determined by the Board of Directors, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. In determining whether any director is independent, the Board of Directors shall take into consideration the requirements of the principal exchange or system on which the Corporation's common stock is traded. Directors who are affiliates of the Corporation, or officers or employees of the Corporation or of its subsidiaries, will not be considered independent.

         All members of the Audit Committee must be able to read and understand fundamental financial statements, including a corporation's balance sheet, income statement, and cash flow statement or become able to do so within a reasonable period of time after his or her appointment to the Audit Committee, and at least one member of the Audit Committee is to have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

         The members of the Audit Committee are to be elected by the Board of Directors and shall serve until their successors are duly elected and qualified. Unless a Chairman of the Audit Committee is elected by the full Board of Directors, the members of the Audit Committee may designate a Chairman by majority vote of the full Audit Committee membership.

MEETINGS

         The Audit Committee shall hold regular meetings as may be necessary and special meetings as may be called by the Chairman of the Audit Committee. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately. In addition, the Audit Committee or its Chairman should meet with the independent accountants and management quarterly to review the Corporation's financial statements.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         The Corporation's independent accountants are to be ultimately accountable to the Board of Directors and the Audit Committee, and the Audit Committee and the Board of Directors shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (or nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

         Documents/Reports Review
         ------------------------

         1. Review and assess the adequacy of this Charter at least annually, and otherwise as conditions dictate.

         2. Review the Corporation's annual financial statements and any reports or other financial information submitted to the Securities and Exchange Commission or the public, including any certification, report, opinion, or review rendered by the independent accountants.

         3. Review with financial management and the independent accountants the Corporation's filings with the Securities and Exchange Commission on Form l0-Q prior to their filing or prior to the release of earnings. The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review.

         Independent Accountants
         -----------------------

         4. Recommend to the Board of Directors the selection of the independent accountants, considering their independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants.

         5. On an annual basis, obtain from the independent accountants, and review and discuss with the independent accountants, a formal written statement delineating all relationships the independent accountants have with the Corporation, consistent with Independence Standards Board Standard 1, and actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants.

         6. Recommend to the Board of Directors any appropriate action to oversee the independence of the independent accountants.

         7. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

         8. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

         Financial Reporting Processes
         -----------------------------

         9. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

         10. Consider the independent accountant's judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

         11. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

         12. Establish regular and separate reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

         13. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

         14. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

         15. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

         Ethical and Legal Compliance
         ----------------------------

         16. Establish, review and update periodically a Code of Conduct and ensure that management has established a system to enforce this Code.

         17. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

         18. Perform any other activities consistent with this Charter, the Corporation's bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

EXHIBIT B

                         2002 EMPLOYEE STOCK OPTION PLAN
                                       OF
                              OVERHILL FARMS, INC.

         SECTION 1. PURPOSE. This 2002 Employee Stock Option Plan of Overhill Farms, Inc. is intended as an incentive to attract and retain qualified and competent employees, consultants, advisors and directors for the Company and its Subsidiaries, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

         SECTION 2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

         (a) "ACT" shall mean the Securities Exchange Act of 1934, as amended.

         (b) "BOARD" shall mean the Board of Directors of the Company.

         (c) "BUSINESS DAY" shall mean (i) if the Shares trade on a national exchange, any day that the national exchange on which the Shares trade is open or (ii) if the Shares do not trade on a national exchange, any day that commercial banks in the City of Inglewood, California are open.

         (d) "CAUSE" shall have the meaning set forth in an Optionee's employment or consulting agreement with the Company or a Subsidiary, if any, or if not defined therein, shall mean (i) acts or omissions by the Optionee which constitute intentional material misconduct or a knowing violation of a material policy of the Company or a Subsidiary, (ii) the Optionee personally receiving a benefit in money, property or services from the Company or a Subsidiary or from another person dealing with the Company or a Subsidiary in material violation of applicable law or Company policy, (iii) an act of fraud, conversion, misappropriation or embezzlement by the Optionee or his conviction of, or entering a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof (other than driving under the influence) or (iv) any material misuse or improper disclosure of confidential or proprietary information of the Company or a Subsidiary.

         (e) "CHANGE IN CONTROL" shall mean the occurrence of any of the following:

                  (i) Any "Person" or "Group", as such terms are defined in
Section 13(d) of the Act and the rules and regulations promulgated thereunder who is or becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company, or of any entity resulting from a merger or consolidation involving the Company, representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of the Company or such entity.

                  (ii) The individuals who, as of the time immediately following the election of directors at the Company's 2002 Annual Meeting of Stockholders, are members of the Board (the "Existing Directors"), cease, for any reason, to constitute more than fifty percent (50%) of the number of authorized directors of the Company as determined in the manner prescribed in the Company's Articles of Incorporation and Bylaws; provided, however, that if the election, or nomination for election, by the Company's stockholders of any new director was approved by a vote of at least fifty percent (50%) of the Existing Directors, such new director shall be considered an Existing Director; provided, further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Act) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

                  (iii) The consummation of (x) a merger, consolidation or reorganization to which the Company is a party, whether or not the Company is the Person surviving or resulting therefrom, or (y) a sale, assignment, lease, conveyance or other disposition of all or substantially all of the assets of the Company, in one transaction or a series of related transactions, to any Person other than the Company, where any such transaction or series of related transactions as is referred to in clause (x) or clause (y) above in the subparagraph (iii) (singly or collectively, a "Transaction") does not otherwise result in a "Change in Control" pursuant to subparagraph (i) of this definition of "Change in Control"; provided, however, that no such Transaction shall constitute a "Change in Control" under this subparagraph (iii) if the Persons who were the stockholders of the Company immediately before the consummation of such Transaction are the Beneficial Owners, immediately following the consummation of such Transaction, of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Person surviving or resulting from any merger, consolidation or reorganization referred to in clause (x) above in this subparagraph (iii) or the Person to whom the assets of the Company are sold, assigned, leased, conveyed or disposed of in any transaction or series of related transactions referred in clause (y) above in this subparagraph (iii), in substantially the same proportions in which such Beneficial Owners held voting stock in the Company immediately before such Transaction.

         (f) "COMMISSION" shall mean the Securities and Exchange Commission.

         (g) "COMMITTEE" shall mean the Compensation Committee of the Board or other committee, if any, appointed by the Board pursuant to Section 13 hereof, and in the absence any appointment, the Board shall be the Committee.

         (h) "COMMON STOCK" shall mean the Company's common stock, par value $.01 per share.

         (i) "COMPANY" shall mean Overhill Farms, Inc., a Nevada corporation.

         (j) "DATE OF GRANT" shall mean the date on which an Option is granted to an Eligible Person pursuant to Section 4 hereof.

         (k) "DIRECTOR" shall mean a member of the Board.

         (l) "ELIGIBLE PERSON(S)" shall mean those persons who are (i) under written contract (a "CONSULTING Contract") with the Company or a Subsidiary to provide consulting or advisory services to the Company or a Subsidiary and whose Options could be registered on Form S-8 (a "CONSULTANT"), (ii) Employees, or
(iii) Directors.

         (m) "EMPLOYEE(S)" shall mean those persons who are employees of the Company or who are employees of any Subsidiary.

         (n) "FAIR MARKET VALUE" of a share on a particular date shall be the closing price of the Common Stock, which shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange (which for purposes hereof shall include the NASDAQ National Market System), the last reported sale price of Common Stock on such exchange as reported in any newspaper of general circulation on the day of determination, (ii) if the Common Stock is quoted on NASDAQ (other than on the National Market System) or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system or (iii) if neither clause (i) nor
(ii) is applicable, the value determined by any fair and reasonable means prescribed by the Board.

         (o) "INCENTIVE STOCK OPTION" shall mean an option that is an incentive stock option as defined in Section 422 of the Internal Revenue Code.

         (p) "INTERNAL REVENUE CODE" or "CODE" shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time.

         (q) "NONQUALIFIED STOCK OPTION" shall mean a stock option that is not an incentive stock option as defined in Section 422 of the Internal Revenue Code.

         (r) "OPTION" (when capitalized) shall mean any option granted under this Plan.

         (s) "OPTIONEE" shall mean a person to whom an Option is granted under this Plan or any successor to the rights of such person.

         (t) "OUTSIDE DIRECTOR" shall mean a Director who qualifies as an "outside director" under the regulations promulgated under Section 162(m) of the Internal Revenue Code and as a "non-employee director" under Rule 16b-3 promulgated under the Act, effective August 15, 1996.

         (u) "PLAN" shall mean this 2002 Employee Stock Option Plan of Overhill Farms, Inc.

         (v) "SHARE(S)" shall mean a share or shares of the Common Stock.

         (w) "SUBSIDIARY" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         SECTION 3. SHARES AND OPTIONS.

         (a) The Company may grant to Eligible Persons from time to time Options to purchase an aggregate of up to 800,000 Shares from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Nonqualified Stock Option as determined by the Committee at the Date of Grant of such Option and shall clearly state whether it is an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to persons who are Employees.

         (b) The aggregate Fair Market Value (determined at the Date of Grant of the Option) of the Shares with respect to which any Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company and any parent and subsidiary of the Company (as defined in Section 424 of the Code) shall not exceed $100,000. Each Option will be designated in the option agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, if the Shares subject to an Optionee's Incentive Stock Options (granted under all plans of the Company or any parent or Subsidiary) which become exercisable for the first time during any calendar year have a fair market value in excess of $100,000, the Options accounting for this excess will be treated as Nonqualified Stock Options. For purposes of this Section 3(b), Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the time of grant.

         (c) Subject to the provisions of the Plan, the Committee may grant Options to such Eligible Persons as the Committee in its sole discretion determines are eligible to receive such grants in accordance with Section 4 below. Notwithstanding any provision herein to the contrary, there shall be no grant of Options in excess of 300,000 Shares to any one individual in any one year.

         SECTION 4. CONDITIONS FOR GRANT OF OPTIONS.

         (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected from Eligible Persons. The Committee shall determine which Eligible Persons, other than Board of Director members, shall be granted Options from time to time. The Disinterested Committee shall determine which members of the Board of Directors and which individuals covered by Section 162(m) of the Internal Revenue Code or Section 16(b) of the Act shall be Eligible Persons and granted Options from time to time. References to the Committee throughout the remainder of this Section 4 shall mean the Committee or the Disinterested Committee, as appropriate. Notwithstanding any provision to the contrary, an Option shall be void if the Optionee is not an Eligible Person.

         (b) In granting Options, the Committee shall take into consideration the contribution the person has made or may make to the success of the Company or its Subsidiaries and such other factors as the Board shall determine. The Committee shall also determine the number of shares subject to each of the Options and shall authorize and cause the Company to grant Options in accordance with those determinations. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, relating an Option to achievement of specific goals established by the Committee or the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

         (c) The Committee in its sole discretion may delegate to the Chief Executive Officer of the Company any or all of its powers under this Plan with regard to the granting and administration of Options to Eligible Persons, provided that the Disinterested Committee may not delegate its duties with respect to granting Options to, or otherwise with respect to Options granted to, Eligible Persons who are subject to Section 16(b) of the Act or Section 162(m) of the Code.

         SECTION 5. EXERCISE PRICE. The Exercise Price per Share shall be determined by the Committee at the time of grant. Notwithstanding anything contained herein to the contrary but subject to Section 11 below, the Exercise Price of any Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

         SECTION 6. EXERCISE OF OPTIONS.

         (a) Each Option shall specify a vesting schedule that governs when the Option becomes exercisable; provided, however, that if the Optionee is an Eligible Person on the date that a Change in Control occurs, unless such vesting would subject the Optionee to the excise tax under Section 4999 of the Code, all Options shall become fully vested and immediately exercisable on the day before the date of such Change in Control, and if the Optionee ceases to be an Eligible Person by reason of his death or disability, any Options held by the Optionee shall become fully vested and immediately exercisable on the date such Optionee ceases to be an Eligible Person. In no event shall an Option be exercisable after the expiration of ten (10) years from the Date of Grant.

         (b) An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company or a Subsidiary to withhold in accordance with applicable federal or state income tax withholding requirements.

         (c) The Committee will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist partially or entirely of:

                  (i) cash;

                  (ii) certified or cashier's check payable to the order of the Company;

                  (iii) a promissory note made by the Optionee in favor of the Company;

                  (iv) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which an Option will be exercised; or

                  (v) any other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws.

         SECTION 7. TERMINATION OF OPTION PERIOD.

         (a) Unless otherwise provided in any Option or as determined by the Committee upon the occurrence of the stated event, the unvested portion of an Option shall automatically and without notice terminate, and the then exercisable but unexercised portion of an Option shall automatically and without notice terminate and become null and void, after the earliest to occur of the following: (i) two years following the death of the Optionee, (ii) two years following the total and permanent "disability" (as defined in Section 22(e)(3) of the Code) of the Optionee, (iii) with respect to an Option held by a person who is an Employee but who is not also a Consultant or a Director, one year following the date on which the Optionee ceases to be an Eligible Person for any reason other than death, total and permanent "disability" (as defined in Section 22(e)(3) of the Code), or termination for Cause, (iv) with respect to an Option held by a person who is a Director but who is not also a Employee or Consultant (regardless of whether or not such person was an Employee or Consultant at the time of the grant), one year following the date on which the Optionee ceases to be a Director for any reason other than death, disability (as defined in Section 22(e)(3) of the Code), or Cause, (v) with respect to an Option held by a person who is both a Director and an Employee (regardless of whether or not such person was a Director or an Employee at the time of grant), one year following the date on which the Optionee is neither a Director nor an Employee for any reason other than death, disability (as defined in Section 22(e)(3) of the Code), or Cause or
(vi) immediately upon the termination of an Optionee as an Eligible Person for Cause. In no event, however, shall the one-year or two-year periods described in this Section 7(a) extend beyond the exercise period stated on the Option.

         (b) In the event of the death of the Optionee, Options held by such Optionee may be exercised by the Optionee's legal representative(s), but only to the extent that such Options would otherwise have been exercisable by the Optionee.

         (c) For purposes of the Plan, the transfer of an Employee's employment between the Company and any Subsidiary or between Subsidiaries shall not be deemed to be a termination of the Employee's employment.

         SECTION 8. ADJUSTMENT OF SHARES.

         (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                  (i) appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned under the Plan, so that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                  (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to outstanding Options, so that the same proportion of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

         (b) Upon the happening of a merger, reorganization or sale of substantially all of the assets of the Company, the Committee, may, in its sole discretion, do one or more of the following: (i) shorten the period during which Options are exercisable (provided they remain exercisable for at least thirty
(30) days after the date notice of such shortening is given to the Optionees),
(ii) arrange to have the surviving or successor entity or any parent entity thereof assume the Options or grant replacement options with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the Options or their replacements represent the right to purchase the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of such transaction with respect to or in exchange for the number of Shares of Common Stock purchasable and receivable upon exercise of the Options had such exercise occurred in full prior to such transaction or (iii) cancel Options upon payment to the Optionees in cash, with respect to each Option to the extent then exercisable, of an amount that is the equivalent of the excess of the Fair Market Value of the Common Stock (at the effective time of the merger, reorganization, sale or other event) over the exercise price of the Option. The Committee may also provide for one or more of the foregoing alternatives in any particular option agreement.

         (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of Shares reserved for issuance under the Plan or the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

         (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         SECTION 9. TRANSFERABILITY OF OPTIONS. Each Incentive Stock Option shall provide that such Incentive Stock Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and that so long as an Optionee lives, only such Optionee or his guardian or legal representative shall have the right to exercise such Incentive Stock Option. The Committee, in its sole discretion, may provide in the agreement governing any Nonqualified Stock Option that such Nonqualified Stock Option shall be transferable to the Optionee's spouse or children, to a trust solely for the benefit of the transferor, his spouse, or children, or pursuant to the terms of a qualified domestic relation order (as defined in Section 414(p)(1)(A) of the Code).

         SECTION 10. ISSUANCE OF SHARES. No person shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the Shares subject to an Option unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any transfer of the certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, the agreement evidencing the Option or any law or regulation including, but not limited to, the following:

         (a) A representation, warranty or agreement by the Optionee to the Company at the time any Option is exercised that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

         (b) A representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities laws deemed by the Board to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         SECTION 11. OPTIONS FOR 10% SHAREHOLDER. Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly (or indirectly through attribution under Section 424(d) of the Code) at the Date of Grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary [as defined in Section 424 of the Internal Revenue Code] at the Date of Grant) unless the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option on the Date of Grant, and the period during which the Incentive Stock Option may be exercised does not exceed five (5) years from the Date of Grant.

         SECTION 12. NONQUALIFIED STOCK OPTIONS. Nonqualified Stock Options may be granted hereunder and shall be subject to all terms and provisions hereof except that each such Nonqualified Stock Option (i) must be clearly designated as a Nonqualified Stock Option; (ii) may be granted for Shares in excess of the limits contained in Section 3(b) of this Plan; and (iii) shall not be subject to
Section 11 of this Plan. If both Incentive Stock Options and Nonqualified Stock Options are granted to an Optionee, the right to exercise, to the full extent thereof, Options of either type shall not be contingent in whole or in part upon the exercise of, or failure to exercise, Options of the other type.

         SECTION 13. ADMINISTRATION OF THE PLAN.

         (a) The Plan shall be administered by the Compensation Committee of the Board or other committee thereof as appointed by the Board (the "Committee"). The "Disinterested Committee" shall be appointed by the Board of Directors and shall be composed of Outside Directors. The Disinterested Committee shall administer the Plan with respect to all Eligible Persons who are "covered employees" under Code Section 162(m) or are subject to Rule 16b-3, and all members of the Board of Directors who participate in the Plan, if any. The number of persons that shall constitute the Committee and the Disinterested Committee shall be determined from time to time by a majority of all the members of the Board of Directors and, unless that majority of the Board of Directors determines otherwise or Rule 16b-3 is amended to require otherwise, shall be no less than two persons. To the extent that Rule 16b-3 promulgated under the Act requires a system of administration that is different from this Section 13, this
Section 13 shall automatically be deemed amended to the extent necessary to cause it to be in compliance with Rule 16b-3.

         (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.

         (c) Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole and absolute discretion (i) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Plan or any Option; (ii) to construe the terms of this Plan or any Option; (iii) as provided in Section 8(a), upon certain events to make appropriate adjustments to the exercise price and number of Shares subject to this Plan and Option; and
(iv) to make all other determinations and perform all other acts necessary or advisable for administering this Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and Code Section 162(m), the Disinterested Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Disinterested Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Disinterested Committee on the matters referred to in this
Section 13(c) shall be final and conclusive.

         (d) The Committee is expressly authorized to make modifications to the Plan as necessary to effectuate the intent of the Plan as a result of any changes in the tax, accounting, or securities laws treatment of Participants and the Plan.

         SECTION 14. GOVERNMENT REGULATIONS. This Plan, Options and the obligations of the Company to sell and deliver Shares under any Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         SECTION 15. MISCELLANEOUS.

         (a) The proceeds received by the Company from the sale of Shares pursuant to an Option shall be used for general corporate purposes.

         (b) The grant of an Option shall be in addition to any other compensation paid to the Optionee or other stock option plans of the Company or other benefits with respect to the Optionee's position with or relationship to the Company or its Subsidiaries. The grant of an Option shall not confer upon the Optionee the right to continue as an Employee, Consultant, or Director, or interfere in any way with the rights of the Company to terminate his status as an Employee, Consultant, or Director.

         (c) Neither the members of the Board nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to this Plan or any Option, and members of the Board and the Committee shall, in addition to all other rights of indemnification and reimbursement, be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, liability or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising from such claim, loss, damage, liability or expense to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect.

         (d) Any issuance or transfer of Shares to an Optionee, or to his legal representative, heir, legatee, distributee, or assign in accordance with the provisions of this Plan or the applicable Option, shall, to the extent thereof, be in full satisfaction of all claims of such persons under the Plan. The Committee may require any Optionee, legal representative, heir, legatee or distributee as a condition precedent to such payment or issuance or transfer of Shares, to execute a release and receipt for such payment or issuance or transfer of Shares in such form as it shall determine.

         (e) Neither the Committee nor the Company guarantees Shares from loss or depreciation.

         (f) All expenses incident to the administration, termination, or protection of this Plan or any Option, including, but not limited to, legal and accounting fees, shall be paid by the Company; provided, however, the Company may recover any and all damages, fees, expenses and costs arising out of any actions taken by the Company to enforce its rights under this Plan or any Option.

         (g) Records of the Company shall be conclusive for all purposes under this Plan or any Option, unless determined by the Committee or the Board to be incorrect.

         (h) The Company shall, upon request or as may be specifically required under this Plan or any Option, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Committee to perform its duties and functions under this Plan or any Option.

         (i) The Company assumes no liability to any Optionee or his legal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of, the Company, the Committee or the Board.

         (j) Any action required of the Company or the Committee relating to this Plan or any Option shall be by resolution of the Company or Committee, respectively, or by a person authorized to act by resolution of the Company or Committee, respectively.

         (k) If any provision of this Plan or any Option is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Option, but such provision shall be fully severable, and the Plan or Option, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan or Option, as applicable.

         (l) Whenever any notice is required or permitted under this Plan, such notice must be in writing and personally delivered, telecopied (if confirmed), sent by mail or delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under an Option shall be deemed to be delivered on the date on which it is personally delivered, or, if telecopied, upon confirmation of receipt, or, if mailed, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has previously specified by written notice delivered in accordance with this Section 15(l) or, if by courier, seventy-two (72) hours after it is sent, addressed as described in this Section 15(l). The Company or the Optionee may change, at any time and from time to time, by written notice to the other, the address that it or he had previously specified for receiving notices. Until changed in accordance with this Plan, the Company and the Optionee shall specify as its and his address for receiving notices the address set forth in the Option pertaining to the Shares to which such notice relates.

         (m) Any person entitled to notice under this Plan may waive such notice.

         (n) The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of this Plan's provisions.

         (o) All questions arising with respect to the provisions of this Plan shall be determined by application of the laws of the State of Nevada except to the extent Nevada law is preempted by federal law. The obligation of the Company to sell and deliver Shares under this Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.

         (p) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

         (q) The Company shall be entitled to recover from an Optionee reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of the Plan and any agreement governing any Option, whether by an action to enforce specific performance, or an action for damages for its breach or otherwise.

         SECTION 16. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Board may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that no such amendment may alter any provision of the Plan or any Option without compliance with any applicable shareholder approval requirements promulgated under the Internal Revenue Code, if applicable, or by any stock exchange or market on which the Common Stock of the Company is listed for trading; and provided, further, that, except to the extent provided in Section 7, no amendment or suspension of the Plan or any Option issued hereunder shall, except as specifically permitted in any Option, substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

         SECTION 17. EFFECTIVE DATE AND TERMINATION DATE. The effective date of the Plan is the date set forth below, on which date the Board of the Company adopted this Plan; provided, however, that the Plan is approved by the Company's shareholders within twelve (12) months before or after the Plan is adopted. The Plan shall terminate on the tenth anniversary of the effective date.

ADOPTED BY THE BOARD: 9/25/02
                      -------
EFFECTIVE DATE: 10/29/02
                --------

OVERHILL FARMS, INC.

By:         /S/ JAMES RUDIS
    ---------------------------------

                                                                    COMMON STOCK
                              OVERHILL FARMS, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                       2003 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD AUGUST 11, 2003

         The undersigned hereby appoints James Rudis and Richard A. Horvath, or either of them individually, the attorney, agent and proxy of the undersigned, with the power to appoint his substitute, to represent and vote, as designated below, all shares of common stock of Overhill Farms, Inc. (the "Company") held of record by the undersigned at the close of business on June 19, 2003, at the 2003 annual meeting of stockholders to be held on August 11, 2003 at 9:00 a.m. local time, at our principal executive offices located at 2727 East Vernon Avenue, Vernon, California 90058, and at any and all adjournments and postponements thereof. The Company's board of directors recommends a vote "FOR" each of the following proposals:

|X| Please mark your vote as in this example.

1. To consider and vote upon a proposal to elect seven nominees to our board of directors:

         [ ]  FOR all nominees listed below,         [ ]  WITHHOLD AUTHORITY to
              except as marked to the contrary below      vote for all nominees listed below

         (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list provided below.)

         James Rudis               Richard A. Horvath                  William E. Shatley

         Harold Estes              Geoffrey A. Gerard                  John E. McConnaughy, Jr.

         John L. Steinbrun

2. To consider and vote upon a proposal to ratify and approve the adoption of the Company's 2002 Employee Stock Option Plan.

         [ ]  FOR approval        [ ]  AGAINST approval          [ ]  ABSTAIN

3. To consider and vote upon a proposal to ratify and approve the issuance of securities in a financing transaction as described in the Company's proxy statement relating to the 2003 annual meeting of stockholders.

         [ ]  FOR approval        [ ]  AGAINST approval          [ ]  ABSTAIN

4. To consider and vote upon a proposal to ratify and approve an amendment to the Company's amended and restated articles of incorporation that would permit holders of the Company's common stock to take action by written consent without a meeting of stockholders under certain circumstances and would permit holders of the Company's Series A Convertible Preferred Stock to take action by written consent regardless of whether the terms of the Series A Convertible Preferred Stock expressly permit an action by written consent.

         [ ]  FOR approval        [ ]  AGAINST approval          [ ]  ABSTAIN

5. The proxy holder(s) are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments and postponements of the meeting.

         This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" the proposal indicated. All other proxies previously given by the undersigned in connection with the action proposed on this proxy are hereby expressly revoked. This proxy may be revoked at any time before it is voted by written notice to the secretary of the Company, by issuance of a subsequent proxy or by voting at the meeting in person.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                    Dated:                               , 2003
                                          -------------------------------

                                    Name:
                                         --------------------------------------

                                    Common Shares:
                                                  -----------------------------

                                    -------------------------------------------
                                                     Signature

                                    -------------------------------------------
                                          Signature (if jointly held)

                                    Please sign exactly as name appears on the records of Overhill Farms, Inc. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person

                                    [ ] PLEASE CHECK IF YOU ARE PLANNING TO
                                        ATTEND THE MEETING.

                      SERIES A CONVERTIBLE PREFERRED STOCK

                              OVERHILL FARMS, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                       2003 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD AUGUST 11, 2003

         The undersigned hereby appoints James Rudis and Richard A. Horvath, or either of them individually, the attorney, agent and proxy of the undersigned, with the power to appoint his substitute, to represent and vote, as designated below, all shares of Series A Convertible Preferred Stock of Overhill Farms, Inc. (the "Company") held of record by the undersigned at the close of business on June 19, 2003, at the 2003 annual meeting of stockholders to be held on August 11, 2003 at 9:00 a.m. local time, at our principal executive offices located at 2727 East Vernon Avenue, Vernon, California 90058, and at any and all adjournments and postponements thereof. The Company's board of directors recommends a vote "FOR" each of the following proposals:


|X| Please mark your vote as in this example.

1. To consider and vote upon a proposal to elect seven nominees to our board of directors:

         [ ]  FOR all nominees listed below,         [ ]  WITHHOLD AUTHORITY to
              except as marked to the contrary below      vote for all nominees listed below

         (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list provided below.)

         James Rudis               Richard A. Horvath                  William E. Shatley

         Harold Estes              Geoffrey A. Gerard                  John E. McConnaughy, Jr.

         John L. Steinbrun

2. To consider and vote upon a proposal to ratify and approve the adoption of the Company's 2002 Employee Stock Option Plan.

         [ ]  FOR approval          [ ]  AGAINST approval          [ ]  ABSTAIN

3. To consider and vote upon a proposal to ratify and approve the issuance of securities in a financing transaction as described in the Company's proxy statement relating to the 2003 annual meeting of stockholders.

         [ ]  FOR approval          [ ]  AGAINST approval          [ ]  ABSTAIN

4. To consider and vote upon a proposal to ratify and approve an amendment to the Company's amended and restated articles of incorporation that would permit holders of the Company's common stock to take action by written consent without a meeting of stockholders under certain circumstances and would permit holders of the Company's Series A Convertible Preferred Stock to take action by written consent regardless of whether the terms of the Series A Convertible Preferred Stock expressly permit an action by written consent.

         [ ]  FOR approval          [ ]  AGAINST approval          [ ]  ABSTAIN

5. The proxy holder(s) are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments and postponements of the meeting.

         This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" the proposal indicated. All other proxies previously given by the undersigned in connection with the action proposed on this proxy are hereby expressly revoked. This proxy may be revoked at any time before it is voted by written notice to the secretary of the Company, by issuance of a subsequent proxy or by voting at the meeting in person.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                    Dated:                               , 2003
                                          -------------------------------

                                    Name:
                                         --------------------------------------

                                    Series A Convertible
                                    Preferred Shares:
                                                     --------------------------

                                    -------------------------------------------
                                                     Signature

                                    -------------------------------------------
                                          Signature (if jointly held)

                                    Please sign exactly as name appears on the records of Overhill Farms, Inc. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person

                                    [ ] PLEASE CHECK IF YOU ARE PLANNING TO
                                        ATTEND THE MEETING.